                                                                     EXHIBIT 2.1


                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                            D&E COMMUNICATIONS, INC.

                              D&E ACQUISITION CORP.

                                       and

                           CONESTOGA ENTERPRISES, INC.


                                November 21, 2001
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
ARTICLE I -- THE MERGER; EFFECTIVE TIME; CLOSING..................................................2
     1.2     Effective Time.......................................................................2
     1.3     Effects of the Merger................................................................2
     1.4     Closing..............................................................................3
     1.5     Effectiveness of Agreement...........................................................3
ARTICLE II-- SURVIVING CORPORATION................................................................4
     2.1     Articles of Incorporation............................................................4
     2.2     Bylaws...............................................................................4
     2.3     Directors............................................................................4
     2.4     Officers.............................................................................4
ARTICLE III--MERGER CONSIDERATION; CONVERSION OR CANCELLATION OF COMPANY IN THE MERGER............5
     3.1     Merger Consideration; Conversion or Cancellation of Company Shares in the Merger.....5
     3.2     Standard Allocation; Election Procedure..............................................7
     3.3     Conversion of Outstanding Shares Into Parent Stock Consideration and Cash
             Consideration; Proration.............................................................9
     3.4     Conversion of Newco Shares..........................................................11
     3.5     Issuance of Parent Stock Consideration..............................................11
     3.6     Payment of Cash Consideration.......................................................12
     3.7     Letters of Transmittal..............................................................12
     3.8     Missing Certificates................................................................13
     3.9     No Further Rights or Transfers; Cancellation of Treasury Shares.....................13
     3.10    Stock Options.......................................................................13
     3.11    Certain Company Actions.............................................................14
     3.12    Withholding.........................................................................14
ARTICLE IV-- REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................................14
     4.1     Corporate Organization and Qualification............................................14
     4.2     Capitalization......................................................................15
     4.3     Authority Relative to This Agreement................................................15
     4.4     Consents and Approvals; No Violation................................................16
     4.5     SEC Reports; Financial Statements...................................................17
     4.6     Absence of Certain Changes or Events................................................17
     4.7     Litigation..........................................................................18
     4.8     Insurance...........................................................................18
     4.9     Taxes...............................................................................18
     4.10    Employee Benefit Plans; Labor Matters...............................................20
     4.11    Environmental Laws and Regulations..................................................23
     4.12    Intangible Property.................................................................25
     4.13    Compliance with Laws and Orders.....................................................25
     4.14    Rights Agreement....................................................................25
     4.15    Certain Agreements..................................................................25
     4.16    Brokers and Finders.................................................................25
     4.17    Opinion of Financial Advisor........................................................26
     4.18    Accuracy of Information Furnished...................................................26
     4.19    Equity Investments..................................................................26

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
     4.20    No Default..........................................................................26
     4.21    Material Contracts..................................................................26
     4.22    State Takeover Statutes; Anti-Takeover Provisions...................................27
     4.23    Transactions With Affiliates........................................................27
     4.24    Licenses............................................................................28
     4.25    Information Supplied................................................................28
     4.26    Title to and Condition of Assets....................................................28
     4.27    Undisclosed Liabilities and Commitments.............................................29
     4.28    Tax Representation Letter...........................................................29
ARTICLE V -- REPRESENTATIONS AND WARRANTIES OF PARENT AND NEWCO..................................29
     5.1     Corporate Organization and Qualification............................................29
     5.2     Capitalization......................................................................30
     5.3     Authority Relative to This Agreement................................................30
     5.4     Consents and Approvals; No Violation................................................31
     5.5     SEC Reports; Financial Statements...................................................32
     5.6     Absence of Certain Changes or Events................................................32
     5.7     Litigation..........................................................................32
     5.8     Insurance...........................................................................32
     5.9     Taxes...............................................................................33
     5.10    Employee Benefit Plans; Labor Matters...............................................33
     5.11    Environmental Laws and Regulations..................................................35
     5.12    Compliance with Laws and Orders.....................................................36
     5.13     [Intentionally Deleted.............................................................36
     5.14    Certain Agreements..................................................................36
     5.15    Brokers and Finders.................................................................36
     5.16    Opinion of Financial Advisor........................................................36
     5.17    Accuracy of Information Furnished...................................................36
     5.18    No Default..........................................................................37
     5.19    Transactions With Affiliates........................................................37
     5.20    Licenses............................................................................37
     5.21    Information Supplied................................................................37
     5.22    Title to and Condition of Assets....................................................38
     5.23    Undisclosed Liabilities and Commitments.............................................38
     5.24    Financing; VoiceStream Wireless Agreement; Dividend Policy..........................38
     5.25    Share Ownership.....................................................................39
     5.26    Interim Operations of Newco.........................................................39
     5.27    Tax Representation Letter...........................................................39
ARTICLE VI - ADDITIONAL COVENANTS AND AGREEMENTS.................................................39
     6.1     Conduct of Business of the Company..................................................39
     6.2     Conduct of Business of Parent.......................................................41
     6.3     No Solicitation of Transactions.....................................................42
     6.4     Reasonable Efforts..................................................................44
     6.5     Access to Information...............................................................44
     6.6     Publicity...........................................................................45
     6.7     Indemnification of Directors and Officers...........................................45

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
     6.8     Employees...........................................................................47
     6.9     Registration Statement; Joint Proxy Statement.......................................48
     6.10    Shareholders' Approvals.............................................................49
     6.11    Tax Matters.........................................................................49
     6.12    Sale of the Company's Wireless Operations...........................................50
ARTICLE VII--CONDITIONS TO CONSUMMATION OF THE MERGER............................................50
     7.1     Conditions to Each Party's Obligations to Effect the Merger.........................50
     7.2     Conditions to the Company's Obligations to Effect the Merger........................51
     7.3     Conditions to Parent's and Newco's Obligations to Effect the Merger.................52
ARTICLE VIII-- TERMINATION; AMENDMENT; WAIVER....................................................52
     8.1     Termination by Mutual Consent.......................................................52
     8.2     Termination by Either Parent or the Company.........................................52
     8.3     Termination by Parent...............................................................53
     8.4     Termination by the Company..........................................................53
     8.5     Effect of Termination...............................................................54
     8.6     Extension; Waiver...................................................................55
ARTICLE IX --MISCELLANEOUS AND GENERAL...........................................................55
     9.1     Payment of Expenses.................................................................55
     9.2     Survival of Representations and Warranties; Survival of Confidentiality.............55
     9.3     Modification or Amendment...........................................................55
     9.4     Waiver of Conditions................................................................55
     9.5     Counterparts........................................................................55
     9.6     Governing Law.......................................................................56
     9.7     Notices.............................................................................56
     9.8     Entire Agreement; Assignment........................................................57
     9.9     Parties in Interest.................................................................57
     9.10    Certain Definitions.................................................................57
     9.11    Obligation of Parent................................................................61
     9.12    Validity............................................................................61
     9.13    Captions............................................................................61

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
                                    SCHEDULES

Schedule 4.2           Capitalization

Schedule 4.4(a)(iii)   Consents and Approvals

Schedule 4.6           Changes

Schedule 4.7           Litigation

Schedule 4.9           Taxes

Schedule 4.10          Employee Benefit Plans

Schedule 4.10(a)       Company Aggregate Accumulated Benefit Obligations

Schedule 4.10(b)       Employee Labor Matters

Schedule 4.11          Company Environmental Matters

Schedule 4.12          Company Intangible Property

Schedule 4.15          Certain Company Agreements

Schedule 4.19          Company Equity Investments

Schedule 4.20          Company Defaults

Schedule 4.21          Company Contracts

Schedule 4.23          Company Affiliate Transactions

Schedule 4.24          Company Licenses

Schedule 4.26          Company Title to Assets

Schedule 4.27          Company Liabilities

Schedule 5.2           Parent Capitalization

Schedule 5.3(c)        Parent Consents and Approvals

Schedule 5.5           Parent Changes

Schedule 5.7           Parent Litigation

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
Schedule 5.10          Parent Employee Benefit Plans

Schedule 5.11          Parent Environmental Matters

Schedule 5.14          Certain Parent Agreements

Schedule 5.18          Parent Defaults

Schedule 5.19          Parent Affiliate Transactions

Schedule 5.22          Parent Title to Assets

Schedule 5.23          Parent Liabilities

Schedule 6.1           Company Conduct of Business

Schedule 6.1(k)        Employment Severance and Termination Agreements

Schedule 6.2           Parent Conduct of Business

Schedule 6.8(b)        Post-closing Employee Benefits

Schedule 6.8(c)        Employment and Other Agreements
Exhibit A              Form of Voting Agreement

Exhibit B              Wireless 8-K

Exhibit C              Form of Co-Bank Commitment Letter

Exhibit D              Form of Affiliate Letter

Exhibit E              Form of Tax Opinion

Exhibit F              Form of Company Tax Representation Letter

Exhibit G              Form of Parent Tax Representation Letter

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of November 21, 2001, by and among D&E COMMUNICATIONS, Inc., a PENNSYLVANIA corporation ("PARENT"), D&E Acquisition Corp., a PENNSYLVANIA corporation and wholly owned subsidiary of Parent ("NEWCO"), and CONESTOGA ENTERPRISES, INC., a Pennsylvania corporation (the "COMPANY").

                                    RECITALS

         WHEREAS, the Board of Directors of the Company (the "BOARD OF DIRECTORS") has, subject to the conditions of this Agreement, determined that the Merger (as defined in Section 1.1 below) is in the best interests of the shareholders of the Company and approved and adopted this Agreement and the transactions contemplated hereby in accordance with the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL"); and

         WHEREAS, Parent, Newco and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger; and

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE");

         WHEREAS, the Company and Parent have each obtained voting agreements in the form of Exhibit A attached hereto, from the directors, executive officers and shareholders listed on Exhibit A, who have agreed to vote shares of voting capital stock owned by them in the Company and Parent, respectively, in favor of this Agreement, the Merger and, to the extent required, all transactions incident thereto (collectively, the "VOTING AGREEMENTS");

         WHEREAS, Parent has entered into an agreement dated as of October 17, 2001 as amended, (the "VOICESTREAM WIRELESS AGREEMENT") with VoiceStream Communications, Inc. ("VOICESTREAM") providing for the sale of certain wireless partnership interests of Parent to VoiceStream. The VoiceStream Wireless Agreement is described in a Current Report on Form 8-K (the "WIRELESS 8-K") filed with the Securities and Exchange Commission (the "SEC") dated October 17, 2001;

         WHEREAS, Parent has received a commitment letter dated October 15, 2001 from Co-Bank in the form of Exhibit C (the "CO-BANK COMMITMENT LETTER") to assist it in funding the Cash Consideration portion of the Merger Consideration (as such terms are defined in Section 3.1 herein);

         WHEREAS, the Company is currently a party to an Agreement and Plan of Merger dated July 21, 2001 (the "NTELOS MERGER AGREEMENT") with NTELOS, Inc. ("NTELOS") and NTELOS Acquisition Corp.;

         WHEREAS, the Company's Board of Directors has determined that the transaction described in this Agreement constitutes a "Superior Competing Transaction" under the NTELOS Merger Agreement; and

         WHEREAS, the effectiveness of this Agreement is conditioned upon compliance by the Company with the provisions of Section 8.4(iii) in the NTELOS Merger Agreement, as more fully set forth in Section 1.5 herein.

         NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, and intending to be legally bound, Parent, Newco and the Company hereby agree as follows:

                ARTICLE I -- THE MERGER; EFFECTIVE TIME; CLOSING

         1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2 below), the Company and Newco shall, in accordance with the PBCL, consummate a merger (the "MERGER") in which the Company shall be merged with and into Newco and the separate corporate existence of the Company shall thereupon cease. In lieu of the Company being merged with and into Newco, if all of the conditions set forth in Article VII (excluding the condition set forth in Section 7.1(h) and any conditions that, by their terms, cannot be satisfied until the Closing Date (as hereinafter defined)) have been satisfied or waived, and if, based on a reasonable good faith determination, the combination of (a) the trading price of Parent Common Stock immediately prior to the Effective Time (by taking into account the Reorganization Assumption) and (b) the aggregate amount of Cash Consideration (plus the aggregate amount of cash paid in lieu of issuing fractional shares of Parent Stock pursuant to Section 3.1(e) hereof) received by holders of Company Shares in the Merger could result in the cash payable to or for the benefit of the holders of Company Shares as a result of the Merger exceeding 60% of the total fair market value of the aggregate consideration payable and deliverable to the holders of Company Stock as a result of the Merger (such circumstance described above being referred to herein as a "REVERSE MERGER CIRCUMSTANCE"), then the "Merger" shall automatically be a merger of Newco with and into the Company at the Effective Time, in which case, as a consequence of the Merger, the separate corporate existence of Newco shall thereupon cease. The corporation surviving the Merger shall be governed by the laws of the Commonwealth of Pennsylvania and is sometimes hereinafter referred to as the "SURVIVING CORPORATION." In accordance with Section 1929 of the PBCL, all of the rights, privileges, powers, immunities, purposes and franchises of Newco and the Company shall vest in the Surviving Corporation and all of the debts, liabilities, obligations and duties of Newco and the Company shall become the debts, liabilities, obligations and duties of the Surviving Corporation. The parties acknowledge and agree that in the event of a Reverse Merger Circumstance, the Merger is not be intended to qualify as a reorganization under Section 368(a) of the Code.

         1.2 Effective Time. As soon as practicable after the satisfaction or waiver of the conditions set forth in Article VII hereof, the appropriate parties hereto shall execute in the manner required by the PBCL and file with the Pennsylvania Department of State articles of merger relating to the Merger, and the parties shall take such other and further actions as may be required by Law (as defined in Section 4.13 below) to make the Merger effective. The time the Merger becomes effective in accordance with applicable Law is hereinafter referred to as the "EFFECTIVE TIME."

         1.3 Effects of the Merger. The Merger shall have the effects set forth in Section 1929 of the PBCL.

         1.4 Closing. The closing of the Merger (the "CLOSING") shall take place
(a) at the offices of Barley, Snyder, Senft & Cohen, LLC, 501 Washington Street, Reading, Pennsylvania 19603, at 10:00 a.m. on the first business day following the date on which the last of the conditions set forth in Article VII hereof shall be fulfilled or waived in accordance with this Agreement or (b) at such other place, time and date as Parent and the Company may agree.

         1.5 Effectiveness of Agreement.

            (a) This Agreement, other than the covenants set forth in this
Section 1.5 which shall be binding on the parties, shall not otherwise be effective until the NTELOS Merger Agreement has been terminated (whether or not such termination is effected pursuant to Section 8.4(iii) thereof or otherwise); provided, however, (i) pending effectiveness of this Agreement, the Company and Parent shall comply with the covenants set forth in Sections 6.1 and 6.2, respectively, of this Agreement and (ii) upon effectiveness of this Agreement, the representations and warranties of the Company and Parent under Articles IV and V, respectively, shall relate back to the date of this Agreement. Immediately upon such termination the other provisions of this Agreement shall be automatically effective without further act by any party hereto, unless this Agreement has previously been terminated pursuant to Section 1.5(c). It is hereby agreed as follows:

                  (i) In accordance with Sections 8.4(iii) and 9.7 of the NTELOS Merger Agreement, immediately upon execution and delivery of this Agreement, the Company shall provide NTELOS with written notice (with a copy to Parent) that it has withdrawn its the recommendation of the NTELOS Merger Agreement and if, upon the expiration of the ten (10) business day waiting period in Section 8.4(iii) of the NTELOS Merger Agreement, this Agreement continues to be a Superior Competing Transaction, the Board of Directors of the Company it intends to terminate the NTELOS Merger Agreement pursuant to Section 8.4(iii) thereof;

                  (ii) During the ten (10) business days following delivery of the notice under (i) above, the Company fully perform its obligations under
Section 8.4(iii) of the NTELOS Merger Agreement to give NTELOS reasonable opportunity to discuss with the Company the transaction contemplated by this Agreement and any amendments to the NTELOS Merger Agreement proposed by NTELOS, and shall keep Parent fully apprised of such discussions during such period (subject to the Company's relevant legal obligations including, without limitation, under the NTELOS Merger Agreement and the confidentiality agreement between the Company and NTELOS, the fiduciary duties of the Company's Board of Directors and the Company's disclosure obligations under relevant securities laws);

                  (iii) On or before the fourth business day after such ten (10) business day period, the Company's Board of Directors shall make a determination, after consultation with its counsel and its independent financial advisor, whether or not the transaction contemplated by this Agreement continues to be a Superior Competing Transaction (taking into consideration any modifications to the terms of the NTELOS Merger Agreement proposed by NTELOS), and the Company shall give immediate written notice of such determination to Parent; and

                  (iv) If the Company's Board of Directors so determines that the transaction contemplated by this Agreement continues to be a Superior Competing Transaction, the Board of Directors of the Company shall immediately
(A) confirm to NTELOS such determination and withdrawal of its recommendation of the NTELOS Merger Agreement, (B) give notice to NTELOS (with a copy to Parent) that the Company has terminated the NTELOS Merger Agreement in accordance with
Section 8.4(iii) thereof, and (C) pay to NTELOS the fee (the "NTELOS BREAK-UP FEE") required by Section 8.5(b) of the NTELOS Merger Agreement, and, immediately upon such confirmation, notice and payment, this Agreement shall be automatically effective without further act by any party hereto.

            (b) In the event the NTELOS Merger Agreement is not terminated on or before December 12, 2001, or if the Company's Board of Directors determines (in accordance with Section 1.5(a)(iii)) that the transaction contemplated by this Agreement does not continue to be a Superior Competing Transaction, either Parent or the Company may terminate this Agreement by written notice to the other party.

                      ARTICLE II -- SURVIVING CORPORATION

         2.1 Articles of Incorporation. In the absence of a Reverse Merger Circumstance, from and after the Effective Time, the Articles of Incorporation of Newco as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with the PBCL; provided, however, that Article I of such Articles of Incorporation shall be amended to read in its entirety as follows: "The name of this Corporation is "Conestoga Enterprises, Inc." In the event of a Reverse Merger Circumstance, the Articles of Incorporation of the Company shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by the PBCL.

         2.2 Bylaws. From and after the Effective Time, the By-Laws of Newco in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with the PBCL, provided that in the event of a Reverse Merger Circumstance, the By-Laws of the Company in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with PBCL.

         2.3 Directors. The directors of Newco at the Effective Time shall, from and after the Effective Time, be the initial directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws.

         2.4 Officers. The officers of the Company at the Effective Time shall, from and after the Effective Time, be the initial officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws.

       ARTICLE III -- MERGER CONSIDERATION; CONVERSION OR CANCELLATION OF
                             COMPANY IN THE MERGER

         3.1 Merger Consideration; Conversion or Cancellation of Company Shares in the Merger.

            (a) At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Newco, the Company, the Surviving Corporation or the holders of any outstanding shares of capital stock of the Company (together with any associated Company Rights (as defined below), the "COMPANY SHARES") or capital stock of Newco:

                  (i) Each Company Share, together with any associated right to purchase one common share (a "COMPANY RIGHT"), issued pursuant to the Rights Agreement, dated as of March 1, 2000, by and between the Company and First Union National Bank, as Rights Agent (the "COMPANY RIGHTS AGREEMENT"), issued and outstanding immediately prior to the Effective Time (other than, (A) Company Shares owned by Parent, Newco or any direct or indirect wholly owned subsidiary of Parent (collectively, "PARENT COMPANIES") and (B) Company Shares owned by any of the Company's direct or indirect wholly owned subsidiaries or held in the treasury of the Company ("TREASURY SHARES")) shall, by virtue of the Merger, be cancelled and extinguished and converted into the right to receive, the Parent Stock Consideration, Cash Consideration, without any interest thereon, or the combination of Parent Stock Consideration and Cash Consideration, without any interest thereon, as specified in Section 3.3 hereof (the "MERGER CONSIDERATION").

                  (ii) For purposes hereof, the following terms have the following respective meanings:

                           "CASH CONSIDERATION" means a per Company Share amount
                  in cash equal to $33.00.

                           "CASH CONSIDERATION CAP" means product of (i) the
                  Maximum Cash Percentage, (ii) the number of Outstanding Shares and (iii) $33.00.

                           "CEILING MARKET PRICE" means $ 23.00.

                           "CLOSING MARKET PRICE" shall be the volume weighted
                  average of the per share sales price (excluding after-market trading) for Parent Stock, calculated to two decimal places, for the twenty (20) consecutive trading days during which trading in Parent Stock occurs immediately preceding the date which is two (2) business days before the Effective Time, as reported on the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the foregoing period of twenty (20) trading days being hereinafter sometimes referred to as the "PRICE DETERMINATION PERIOD" (For example, if March 31, 2002 were to be the Effective Date and Parent Stock trades on each trading day during the Price Determination Period, then the Price Determination Period would be February 28, March 1, 4, 5, 6, 7, 8, 11, 12, 13, 14, 15, 18, 19, 20, 21, 22, 25, 26 and 27,
                  2002.

                           "CONVERSION RATIO" means (calculated to the nearest
0.0001):

            (b) 2.5385 if the Closing Market Price is less than the Floor Market Price;

            (c) the quotient determined by dividing $33.00 (the numerator) by the Closing Market Price (the denominator), if the Closing Market Price is equal to or greater than the Floor Market Price and equal to or less than the Ceiling Market Price; or

            (d) 1.4348, if the Closing Market Price is greater than the Ceiling Market Price.

                           "FIXED PRICE PARENT STOCK RANGE" means the range of
Closing Market Prices from and including the Floor Market Price to the Ceiling Market Price.

                           "FLOOR MARKET PRICE" means $ 13.00.

                           "OUTSTANDING SHARES" means the aggregate number of
                  Company Shares outstanding immediately prior to the Effective Time, but excluding Company Shares to be cancelled pursuant to
                  Section 3.1(g) which number will not be greater than the number of shares of Company Common Stock outstanding on the date of this Agreement (except for shares issuable upon exercise of stock options or on conversion of Company Preferred Stock outstanding on the date of this Agreement).

                           "PARENT STOCK" means the common stock, par value
                  $0.16 per share, of Parent.

                           "PARENT STOCK CONSIDERATION" means a per Company
                  Share number of shares of Parent Stock equal to one share multiplied by the Conversion Ratio. In the event that between the date of this Agreement and the Effective Time, the issued and outstanding shares of Parent Stock shall have been affected or changed into a different number of shares or a different class of shares as a result of a stock split, reverse stock split, stock dividend, spin-off, extraordinary dividend, recapitalization, reclassification, subdivision, combination of shares or other similar transaction, or there shall have been a record date declared for any such matter, the Parent Stock Consideration shall be proportionately adjusted.

                           "PARENT STOCK CONSIDERATION CAP" equals 9,467,068
                  shares of Parent Stock.

            (e) No certificates or scrip representing fractional shares of Parent Stock shall be issued in respect of Company Shares that are to be converted in the Merger into Parent Stock, no dividend or distribution with respect to shares shall be payable on or with respect to any fractional share and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of Parent. In lieu of any such fractional share of Parent Stock, Parent shall pay to each former shareholder of the Company who otherwise would be entitled to receive a fractional share of Parent Stock in respect of Company Shares that are to be converted in the Merger into Parent Stock an amount in cash (without interest) rounded to the nearest whole cent, determined by multiplying (i) the Closing Market Price by (ii) the fractional interest in a share of Parent Stock to which such holder would otherwise be entitled.

            (f) Each share of Parent Stock outstanding immediately prior to the Merger shall remain issued and outstanding.

            (g) Any shares of Company Stock owned by the Parent Companies and Treasury Shares shall be cancelled and retired at the Effective Time and shall cease to exist and no Parent Stock or other consideration shall be delivered in exchange therefor.

            (h) On or after the Effective Time, holders of certificates representing Company Shares (the "CERTIFICATES") immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company, except the right to receive the Merger Consideration for each Company Share held by them.

         3.2 Election Procedure.

            (a) Each holder of Company Shares (other than holders of Company Shares to be cancelled as set forth in Section 3.1(f)) shall have the right to submit a request specifying that all of such holder's Company Shares shall be converted into the Parent Stock Consideration, into the Cash Consideration or into a combination of Cash Consideration and Parent Stock Consideration, without interest in the Merger in accordance with the following procedure:

                  (i) Each holder of Company Stock may specify in a request made in accordance with the provisions of this Section 3.2 (herein called an "ELECTION") to:

                  (A) Convert each Company Share owned by such holder into the right to receive the Parent Stock Consideration in the Merger (a "STOCK ELECTION");

                  (B) Convert each Company Share owned by such holder into the right to receive the Cash Consideration in the Merger (a "CASH ELECTION"); or

                  (C) Convert all of the Company Shares owned by such holder into the right to receive the Merger Consideration in the ratio of fifty-five percent (55%) in the form of Cash Consideration and forty-five percent (45%) in the form of Parent Stock Consideration (a "CASH/STOCK ELECTION").

                  (ii)

                  (A) On a per Company Share basis within the Fixed Price Parent Stock Range, the value of the Merger Consideration on the Closing Date based on a Stock Election (assuming no proration thereof under Section 3.3) would be $33.00 in Parent Stock Consideration (using the Closing Market Price).

                  (B) On a per Company Share basis within the Fixed Price Parent Stock Range, the value of the Merger Consideration on the Closing Date based on a Cash Election (assuming no proration thereof under Section 3.3) would be $33.00 in Cash Consideration.

                  (C) On a per Company Share basis, within the Fixed Price Parent Stock Range, the value of the Merger Consideration on the Closing Date based on a Cash/Stock Election would be $18.15 in Cash Consideration and $14.85 in Parent Stock Consideration (using the Closing Market Price).

                  (iii) A Form of Election (as defined in 3.2(b) below) shall be included with each copy of the Proxy Statement (as defined in Section 4.10) mailed to shareholders of the Company in connection with the meeting of shareholders called to consider the approval of this Agreement. Parent and the Company shall each use its reasonable best efforts to mail or otherwise make available the Form of Election to all persons who become holders of Company Shares during the period between the record date for such shareholder meeting and the Election Deadline (as defined in Section 3.2(d)).

            (b) Parent shall prepare a form (the "FORM OF ELECTION"), which shall be in form and substance acceptable to the Company, pursuant to which each holder of Company Shares at the close of business on the Election Deadline may make an Election and which shall be mailed to the Company's shareholders in accordance with Section 3.2(a) so as to permit the Company's shareholders to exercise their right to make an Election prior to the Election Deadline.

            (c) Holders of record of Company Shares who hold such shares as nominees, trustees, or in other representative capacities may submit multiple Forms of Election, provided that such representative certifies that each Form of Election covers all Shares held by such representative for a particular beneficial owner.

            (d) Not later than the filing of the Joint Proxy Statement with the SEC, as contemplated in Section 6.9 hereof, Parent shall appoint a bank acceptable to the Company as the person to receive Forms of Election and to act as exchange agent under this Agreement, which bank shall be acceptable to the Company (the "EXCHANGE AGENT"). Any Company shareholder's Election shall have been made properly only if the Exchange Agent shall have received, by 5:00 p.m. local time in the city in which the principal office of such Exchange Agent is located, on the date of the Election Deadline, a Form of Election properly completed and signed and accompanied by certificates for the Company Shares to which such Form of Election relates (or by an appropriate guarantee of delivery of such certificates, as set forth in such Form of Election, from a member of any registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States provided such certificates are in fact delivered to the Exchange Agent by the time required in such guarantee of delivery). Failure to deliver Company Shares covered by such a guarantee of delivery within the time set forth on such guarantee shall be deemed to invalidate any otherwise properly made Election. As used herein, "ELECTION DEADLINE" means the date announced by Parent (which date shall be agreed upon by the Company), as the last day on which Forms of Election will be accepted; provided, that such date shall be a business day no earlier than ten (10) business days prior to the Effective Time and no later than the date on which the Effective Time occurs. In the event this Agreement shall have been terminated prior to the Effective Time, the Exchange Agent shall immediately return all Election Forms and Certificates for Company Shares to the appropriate Company shareholders.

            (e) Any Company shareholder may at any time prior to the Election Deadline change his Election by written notice received by the Exchange Agent prior to the Election Deadline accompanied by a revised Form of Election properly completed and signed.

            (f) Any Company shareholder may, at any time prior to the Election Deadline, revoke his Election by written notice received by the Exchange Agent prior to the Election Deadline or by withdrawal prior to the Election Deadline of his certificates for Parent Stock, or of the guarantee of delivery of such certificates, previously deposited with the Exchange Agent. All Elections shall be revoked automatically if the Exchange Agent is notified in writing by Parent or the Company that this Agreement has been terminated. Any Company shareholder who shall have deposited certificates for Company Shares with the Exchange Agent shall have the right to withdraw such certificates by written notice received by the Exchange Agent prior to the Election Deadline and thereby revoke his Election as of the Election Deadline if the Merger shall not have been consummated prior thereto.

            (g) Parent shall have the right to make rules, not inconsistent with the terms of this Agreement, governing the validity of the Forms of Election, the manner and extent to which Elections are to be taken into account in making the determinations prescribed by Section 3.3, the issuance and delivery of certificates for Parent Stock into which Company Shares are converted in the Merger and the payment of cash for Company Shares converted into the right to receive the Cash Consideration in the Merger.

         3.3 Conversion of Outstanding Shares Into Parent Stock Consideration and Cash Consideration; Proration. The manner in which each Company Share (except Company Shares to be cancelled as set forth in Section 3.1(g)) shall be converted in the Merger into Parent Stock Consideration, Cash Consideration or a combination of Parent Stock Consideration and Cash Consideration shall be as set forth in this Section 3.3.

            (a) As is more fully set forth below, the aggregate number of Company Shares to be converted into the right to receive Cash Consideration in the Merger pursuant to this Agreement shall not exceed the product of (i) the number of Outstanding Shares and (ii) the Maximum Cash Percentage. "MAXIMUM CASH PERCENTAGE" shall mean fifty-five percent (55%). Each of the terms of this
Article 3 (specifically including the proration provisions set forth in Sections 3.3(d) and 3.3(f)) shall be interpreted in a manner to ensure that in no event shall either (A) the aggregate amount of the Cash Consideration received by the holders of Company Shares in the Merger exceed the Cash Consideration Cap, or
(B) the aggregate number of shares of Parent Stock received by the holders of Company Shares in the Merger exceed the Parent Stock Consideration Cap.

            (b) Subject to the provisions of Sections 3.3(d) - (g) below, in the event the Closing Market Price is less than the Floor Market Price, the Merger Consideration shall be calculated as follows:

                  (i) On a per Company Share basis, the value of the Cash Consideration on the Closing Date based on the Cash/Stock Election, would be $18.15 and the value of the Parent Stock Consideration would be equal to the product of (A) the Conversion Ratio, (B) .45 and (C) the fair market value of the Parent Stock on the Closing Date.

                  (ii) On a per Company Share basis, the value of the Parent Stock Consideration, based on a Stock Election (assuming no proration thereof under this Section 3.3), would be the product of (A) the Conversion Ratio and
(B) the fair market value of the Parent Stock on the Closing Date; and

                  (iii) On a per Company Share basis, the value of the Cash Consideration, based on a Cash Election (assuming no proration thereof under this Section 3.3), would be $33.00 in Cash Consideration.

            (c) If, based solely on the Stock Elections and Cash/Stock Elections (including those deemed to have been made pursuant to Section 3.3(g), the aggregate number of shares of Parent Stock that would otherwise be issued as Parent Stock Consideration would be equal or less than the Parent Stock Consideration Cap, then each Company Share that the holder has elected to have converted into Parent Stock Consideration pursuant to a Stock Election or a Cash/Stock Election shall be converted into Parent Stock Consideration.

            (d) If, based solely on the Stock Elections and Cash/Stock Elections (including those deemed to have been made pursuant to Section 3.3(g)), the aggregate number of shares of Parent Stock that would otherwise be issued as Parent Stock Consideration would exceed the Parent Stock Consideration Cap, then the Company Shares for which conversion into Parent Stock Consideration has been requested pursuant to Stock Elections shall be converted into the right to receive Parent Stock Consideration and Cash Consideration as follows:

                  (i) the number of Company Shares of each holder to be converted into the right to receive Parent Stock Consideration shall equal the product of (A) the number of Company Shares owned by such holder and (B) a fraction, the numerator of which will be an amount equal to the Parent Stock Consideration Cap MINUS the aggregate number of shares of Parent Stock to be issued to holders of Company Shares who have made (including those deemed to have done so pursuant to Section 3.3(g)) Cash/Stock Elections, and the denominator of which will be the Unadjusted Stock Election Number. "UNADJUSTED STOCK ELECTION NUMBER" shall mean the aggregate number of shares of Parent Stock that would be issued in the Merger in respect of Company Shares for which the holders thereof made Stock Elections, without taking into account the application of the proration provisions of this Section 3.3(d).

                  (ii) Each Company Share covered by a Stock Election and not converted into the right to receive Parent Stock Consideration pursuant to clause (i) above shall be converted in the Merger into Cash Consideration

            (e) If Cash Elections and Cash/Stock Elections request the conversion into Cash Consideration of a number of Company Shares less than the number constituting the Maximum Cash Percentage, each Company Share for which conversion into Cash Consideration has been requested shall be converted into the right to receive Cash Consideration.

            (f) If Cash Elections and Cash/Stock Elections (including those deemed to have been made pursuant to Section 3.3(g) below) request the conversion into Cash Consideration of a number of Company Shares that exceed the product of the Outstanding Shares multiplied by the Maximum Cash Percentage (such number of shares being referred to herein as the "CASH OVER-ELECTION NUMBER"), the Company Shares for which conversion into Cash Consideration have been requested pursuant to a Cash Election shall be converted into the right to receive Cash Consideration and Parent Stock Consideration in the following manner:

                  (i) The number of Company Shares of each holder to be converted into the right to receive Cash Consideration shall equal the product of (A) the number of Company Shares owned by such holder and (B) a fraction, the numerator of which will be an amount equal to the Cash Consideration Cap MINUS the aggregate amount of Cash Consideration to be paid to holders of Company Shares who have made (including those deemed to have done so pursuant to Section 3.3(g)) Cash/Stock Elections, and the denominator of which will be the Unadjusted Cash Election Amount. "UNADJUSTED CASH ELECTION AMOUNT" shall mean the aggregate amount of Cash Consideration paid in the Merger in respect of Company Shares for which the holders thereof made Cash Elections, without taking into account the application of the proration provisions of this Section 3.3(f).

                  (ii) Each Company Share covered by a Cash Election and not converted into the right to receive Cash Consideration pursuant to clause (i) above shall be converted in the Merger into Parent Stock Consideration.

            (g) Each Non-Electing Company Share shall be converted in the Merger into Parent Stock Consideration and the Cash Consideration as if the holder thereof had made a Cash/Stock Election. "NON-ELECTING COMPANY SHARE" shall mean any Outstanding Share for which an Election is not in effect at the Election Deadline. If Parent shall determine that any Election is not properly made with respect to any Company Shares, such Election shall be deemed to be not in effect, and the Company Shares covered by such Election shall, for purposes hereof, be deemed to be Non-Electing Company Shares. Parent and the Exchange Agent shall have no obligation to notify any person of any defect in any Form of Election submitted to the Exchange Agent.

            (h) Subject to Section 3.3(a), the Exchange Agent shall make all computations contemplated by this Section 3.3 and all such computations shall be conclusive and binding on the holders of Company Shares absent manifest error.

         3.4 Conversion of Newco Shares. Each share of common stock, par value $.01, of Newco ("NEWCO COMMON STOCK") issued and outstanding immediately prior to the Effective Time shall be converted into one duly issued, validly authorized, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

         3.5 Issuance of Parent Stock Consideration.

            (a) Immediately prior to the Effective Time, Parent shall deliver to the Exchange Agent, in trust for the benefit of the holders of Company Shares, certificates representing an aggregate number of shares of Parent Stock as nearly as practicable equal to the number of shares to be converted into Parent Stock as determined in Section 3.3.

            (b) As soon as practicable on the day of the Closing (but after the Effective Time), each holder of Company Shares converted into Parent Stock Consideration pursuant to Article III, upon surrender to the Exchange Agent with a properly completed Letter of

Transmittal (to the extent not previously surrendered with a Form of Election) of one or more Certificates for such Company Shares for cancellation, shall be entitled to receive (and the Exchange Agent shall deliver) certificates representing the number of shares of Parent Stock into which such Company Shares shall have been converted in the Merger.

            (c) No dividends or distributions that have been declared, if any, will be paid to persons entitled to receive certificates for shares of Parent Stock until such persons surrender their Certificates at which time all such dividends and distributions shall be paid. In no event shall the persons entitled to receive such dividends be entitled to receive interest on such dividends. If any certificate for such Parent Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer taxes or other taxes required by reason of issuance in a name other than the registered holder of the certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of Company Shares for any Parent Stock or dividends thereon delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         3.6 Payment of Cash Consideration. Immediately prior to the Effective Time, Parent shall deposit with the Exchange Agent, in trust for the benefit of the holders of Company Shares, an amount in cash equal to the Cash Consideration to be paid to holders of Company Shares to be converted into the right to receive the Cash Consideration as determined in Section 3.3. As soon as practicable on the day of the Closing (but after the Effective Time), the Exchange Agent shall distribute to holders of Company Shares converted into the right to receive the Cash Consideration and determined in accordance with
Section 3.3, upon proper surrender to the Exchange Agent (to the extent not previously surrendered with a Form of Election) of one or more Certificates for such Company Shares for cancellation, a bank check for an amount equal to the Cash Consideration times the number of Company Shares so converted. In no event shall the holder of any such surrendered certificates be entitled to receive interest on any of the Cash Consideration to be received in the Merger. If such check is to be issued in the name of a person other than the person in whose name the Certificates surrendered for exchange therefor are registered, it shall be a condition of the exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of issuance of such check to a person other than the registered holder of the certificates surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of Company Shares for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

         3.7 Letters of Transmittal. Parent will instruct the Exchange Agent to mail to each holder of record of Certificates who has not previously surrendered such holder's Certificates with a validly executed Form of Election as soon as reasonably practical after the Effective Time, (i) a Letter of Transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such holder's Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as shall be agreed upon by the Company prior to the Effective Time) and (ii) instructions for use in effecting the surrender of Certificates in exchange for the Merger Consideration (the "LETTER OF TRANSMITTAL").

         3.8 Missing Certificates.

            (a) If any holder of Company Shares convertible into the right to receive the Merger Consideration is unable to deliver the certificate which represents such shares, the Exchange Agent shall deliver to such holder the Merger Consideration to which the holder is entitled for such shares upon presentation of the following:

                  (i) evidence to the reasonable satisfaction of Parent that any such certificate has been lost, wrongfully taken or destroyed;

                  (ii) such security or indemnity as may be reasonably requested by the Parent to indemnify and hold harmless Parent and the Exchange Agent; and

                  (iii) evidence satisfactory to Parent that such person is the owner of the shares theretofore represented by each certificate claimed to be lost, wrongfully taken or destroyed and that the holder is the person who would be entitled to present such certificate for payment pursuant to this Agreement.

            (b) Parent shall receive any remaining Cash Consideration and Parent Stock Consideration on deposit with the Exchange Agent on the date which is one year after the Effective Date and any shareholder of the Company who has not surrendered his certificate(s) to the Exchange Agent prior to such time shall be entitled to receive the Merger Consideration without interest upon the surrender of such certificate(s) to Parent, subject to applicable escheat or abandoned property laws.

         3.9 No Further Rights or Transfers; Cancellation of Treasury Shares. Except for the surrender of the certificate(s) representing the Company Shares in exchange for the right to receive the Merger Consideration with respect to each Share at and after the Effective Time, each holder of Company Shares shall cease to have any rights as a shareholder of the Company, and no transfer of Company Shares shall thereafter be made on the stock transfer books of the Surviving Corporation. Each Share held in the Company's treasury immediately prior to the Effective Time shall, by virtue of the Merger, be canceled and retired and cease to exist without any conversion thereof.

         3.10 Stock Options. At the Effective Time, each option or other right to purchase shares of Company Common Stock pursuant to stock options (a "COMPANY OPTION"), whether granted by the Company under the 1999 Stock Option Plan (the "COMPANY OPTION PLAN") or any other plan or agreement, which is outstanding at the Effective Time, whether or not exercisable, shall be assumed by Parent and become rights with respect to Parent Stock ("PARENT OPTIONS"), the Company Option Plan or any such other plan or agreement which is outstanding at the Effective Time shall be assumed by Parent, and Parent shall assume each Option, in accordance with the terms of the Option Plan and stock option agreement by which it is evidenced, except that from and after the Effective Time, (i) Parent and its Compensation Committee shall be substituted for the Company and the Committee of the Company's Board of Directors (including, if applicable, the entire Board of Directors of the Company) administering such Option Plan, (ii) each Option assumed by Parent may be exercised solely for shares of Parent Stock, (iii) the number of shares of Parent Stock subject to such Option shall be equal to the number of Company Shares subject to such Option immediately prior to the Effective Time multiplied by the Conversion Ratio, (iv) the per share exercise price under each such Option shall be adjusted by dividing the per share exercise price under each such Option by the Conversion Ratio and rounding up any fraction of a cent to the nearest cent and
(v) all Parent Options resulting from the assumption of the Company Option Plan pursuant to this Section 3.10 shall be fully exercisable to the extent set forth in the applicable Company Option or Company Option Plan or as stipulated by the Company's Board of Directors pursuant to the applicable Company Option Plan. Notwithstanding the provisions of clause (iii) of the preceding sentence, Parent shall not be obligated to assume option obligations with respect to any fraction of a share of Parent Stock upon exercise of a Parent Option and any fraction of a share of Parent Stock that otherwise would be subject to a Parent Option shall represent the right to receive a cash payment upon exercise of such Parent Option equal to the product of such fraction and the difference between the market value of one share of Parent Stock at the time of exercise and the per share exercise price of such Option. Each of the Company and Parent agrees to take all necessary steps to effectuate the foregoing provisions of this Section 3.10, including using its reasonable efforts to obtain from each holder of an Option any consent or contract that may be deemed necessary or advisable in order to effect the transactions contemplated by this Section 3.10.

         3.11 Certain Company Actions. Prior to the Effective Time, the Company shall take all such steps as may be required to cause any dispositions of Company Shares (including derivative securities with respect to Company Shares) resulting from the transactions contemplated by Article III of this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with the No-Action Letter dated January 12, 1999 issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP.

         3.12 Withholding. The Exchange Agent or Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Shares such amounts as the Exchange Agent, Parent or the Surviving Corporation, as the case may be, is required to deduct and withhold with respect to such payment under the Code or any provisions of state, local or foreign tax law. Any amounts so withheld shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Shares in respect of which such deduction and withholding was made.

          ARTICLE IV -- REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Parent and Newco as of the date of this Agreement and as of the Effective Time that:

         4.1 Corporate Organization and Qualification. Each of the Company and its Significant Subsidiaries (as defined in Section 9.10 below) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and is qualified and in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated or the business conducted by it require such qualification, except where failure to so qualify or be in good standing would not have a Company Material Adverse Effect (as defined in Section 9.10 below) or materially adversely affect the consummation of the transactions contemplated hereby. Each of the Company and its subsidiaries has all requisite power and authority (corporate or otherwise) to own its properties and to carry on its business as it is now being conducted except where failure to have such power and authority would not have a Company Material Adverse Effect. The Company has heretofore made available to Parent complete and correct copies of its Amended and Restated Articles of Incorporation and Bylaws, each as amended.

         4.2 Capitalization. The authorized capital stock of the Company consists of 200,000,000 Company Shares of common stock, par value $1.00 per share (the "COMPANY COMMON STOCK"), of which, as of the date of this Agreement, 8,077,413 shares were issued and outstanding, and 900,000 Company Shares of Convertible/Redeemable Preferred Stock, par value $65.00 per share (the "COMPANY PREFERRED STOCK"), of which, as of the date of this Agreement, 74,243 shares were issued and outstanding. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, except as otherwise provided in Section 1524(c) of the PBCL. As of the date of this Agreement, 143,250 shares of the Company Common Stock were reserved for issuance upon exercise of outstanding awards pursuant to the Option Plan and 8,077,413 shares of the Company Common Stock were reserved for issuance pursuant to the Rights Agreement. Except as set forth on Schedule 4.2, all outstanding shares of capital stock of the Company's subsidiaries are owned by the Company or a direct or indirect wholly owned subsidiary of the Company, free and clear of all liens, charges, encumbrances, claims and options of any nature. Except as set forth above and on Schedule 4.2 and except for the Company Rights, there are not, as of the date hereof, any outstanding or authorized options, warrants, calls, rights (including preemptive rights), commitments or any other agreements of any character to which the Company or any of its subsidiaries is a party, or by which they may be bound, requiring it to issue, transfer, sell, purchase, redeem or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock of the Company or any of its subsidiaries. Except for the Voting Agreements, there are not as of the date hereof and there will not be at the Effective Time of the Merger any registration rights agreements, shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any Company Shares. There are no restrictions on the Company with respect to voting the stock of any of its subsidiaries.

         4.3 Authority Relative to This Agreement.

            (a) The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval and adoption of the Merger and this Agreement by holders of the Company Shares in accordance with the PBCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of Parent and Newco, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that such enforceability may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

            (b) The Board of Directors has duly and validly approved and taken all corporate action required to be taken by the Board of Directors for the consummation of the transactions contemplated herein, including but not limited to all actions required to prevent the Company Rights from distributing or becoming exercisable pursuant to the Rights Agreement as a result of such transactions.

         4.4 Consents and Approvals; No Violation.

            (a) Neither the execution and delivery of this Agreement nor the consummation by the Company of the transactions contemplated hereby will:

                  (i) conflict with or result in any breach of any provision of the respective Amended and Restated Articles of Incorporation or Bylaws, each as amended, of the Company or any of its subsidiaries;

                  (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (A) in connection with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), (B) pursuant to the applicable requirements of the Exchange Act, (C) the filing of the articles of merger pursuant to the PBCL and appropriate documents with the relevant authorities of other states in which the Company or any of its subsidiaries is authorized to do business, (D) such filings and consents as may be required by the Federal Communications Commission (the "FCC") or the rules and regulations promulgated by the FCC (the "FCC RULES") and the Pennsylvania Public Utilities Commission (the "PPUC") or the rules and regulations promulgated by the PPUC (the "PPUC RULES"), (E) as may be required by any applicable state securities or "blue sky" laws or state takeover laws, (F) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, or (G) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not individually or in the aggregate have a Company Material Adverse Effect or materially adversely affect the consummation of the transactions contemplated hereby, or (H) such filings, consents, approvals, orders, registrations and declarations as may be required as a result of the status or identity of Parent and/or Newco;

                  (iii) except as set forth in Schedule 4.4(a)(iii), result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or lien or other charge or encumbrance) under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which the Company or any of its subsidiaries or any of their assets may be bound, except for such violations, breaches and defaults (or rights of termination, cancellation or acceleration or lien or other charge or encumbrance) as to which requisite waivers or consents have been obtained, or which individually or in the aggregate would not have a Company Material Adverse Effect ; or

                  (iv) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in this Section 4.4 are duly and timely obtained or made and, with respect to the Merger, the approval of the Merger and this Agreement by the Company's shareholders has been obtained, violate any material order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its subsidiaries or to any of their respective assets.

            (b) The affirmative vote of a majority of the votes cast by holders of the outstanding Company Shares in favor of the approval and adoption of this Agreement at a meeting at which a quorum is present (the "COMPANY SHAREHOLDER APPROVAL") is the only vote of the holders of any class or series of the Company's or its subsidiaries' securities necessary to approve this Agreement, the Merger and the other transactions contemplated hereby.

         4.5 SEC Reports; Financial Statements.

            (a) The Company has filed all forms, reports and documents required to be filed by it with the SEC since January 1, 1996, pursuant to the federal securities laws and the SEC's rules and regulations thereunder, all of which, as of their respective dates, complied in all material respects with all applicable requirements of the Exchange Act (collectively, the "COMPANY SEC REPORTS"). None of the Company SEC Reports, including, without limitation, any financial statements or schedules included therein, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (b) The consolidated balance sheets and the related consolidated statements of income and cash flows (including the related notes thereto) of the Company included in the Company SEC Reports, as of their respective dates, complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (except as otherwise noted therein), and present fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as of their respective dates, and the consolidated results of their operations and their cash flows for the periods presented therein (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments).

         4.6 Absence of Certain Changes or Events. Except as disclosed in the Company SEC Reports, as set forth in Schedule 4.6 to this Agreement or as contemplated by this Agreement, since December 31, 2000, there has not been (i) any Company Material Adverse Effect with respect to the Company and its subsidiaries; (ii) any declaration, setting aside or payment of any dividend (whether in cash, stock or property) with respect to any Company Shares; (iii)
(A) any granting by the Company or any of its subsidiaries to any officer of the Company or any of its subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements described in
Schedule 6.8(c), (B) any granting by the Company or any of its subsidiaries to any such officer of any increase in severance or termination pay, except as was required under employment, severance or termination agreements listed in
Schedule 6.8(c), true copies of which have been provided to Parent, or (C) any entry by the Company or any of its subsidiaries into any employment, severance or termination agreement with any such officer; (iv) any amendment of any material term of any outstanding equity security of the Company or any subsidiary; (v) any repurchase, redemption or other acquisition by the Company or any subsidiary of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, the Company or any subsidiary, except as contemplated by Company Benefit Plans (as defined in Section 4.10 herein); (vi) any material damage, destruction or other property loss, whether or not covered by insurance; or (vii) any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or business, except insofar as may have been required by a change in GAAP.

         4.7 Litigation. Schedule 4.7 accurately discloses in all material respects as of the date of this Agreement all actions, claims, suits, proceedings and governmental investigations pending or, to the knowledge of the Company, threatened, which (i) are required to be disclosed therein by the Exchange Act or (ii) individually or in the aggregate are reasonably likely to have a Company Material Adverse Effect.

         4.8 Insurance. The Company maintains insurance coverage reasonably adequate for the operation of the business of the Company and each of its subsidiaries, and the transactions contemplated hereby will not materially adversely affect such coverage.

         4.9 Taxes.

            (a) Except as set forth on Schedule 4.9:

                  (i) the Company and its subsidiaries are members of the affiliated group, within the meaning of Section 1504(a) of the Code, of which the Company is the common parent; such affiliated group files a consolidated federal income Tax Return; and neither the Company, any of its subsidiaries, any of its former subsidiaries, nor any entity to whose liabilities the Company or any of its subsidiaries or any of its former subsidiaries has succeeded, has ever filed a consolidated federal income Tax Return with (or been included in a consolidated return of) a different affiliated group;

                  (ii) each of the Company, its subsidiaries and its former subsidiaries has filed or caused to be filed all Tax Returns required to have been filed by or for it, and all information set forth in such Tax Returns is correct and complete in all material respects;

                  (iii) each of the Company, its subsidiaries and its former subsidiaries has paid all Taxes due and payable by it;

                  (iv) there are no unpaid Taxes due and payable by the Company, its subsidiaries or its former subsidiaries or by any other person that are or could become a lien on any asset of the Company, or otherwise materially adversely affect the business, properties or financial condition, of the Company, any of its subsidiaries or any of its former subsidiaries;

                  (v) each of the Company, its subsidiaries and its former subsidiaries is in material compliance with, and the records of each of them contain all information and documents (including, without limitation, properly completed IRS Forms W-9) necessary to comply with, all applicable Tax information reporting and Tax withholding requirements;

                  (vi) each of the Company, its subsidiaries and its former subsidiaries has collected or withheld all amounts required to be collected or withheld by it for any Taxes, and all such amounts have been paid to the appropriate governmental agencies or set aside in appropriate accounts for future payment when due;

                  (vii) the balance sheets and financial statements included in the Company SEC Reports fully and properly reflect, as of their dates, the liabilities of the Company and its subsidiaries and (insofar as the Company or any of its subsidiaries may be liable therefor) the former subsidiaries for all Taxes for all periods ending on or before such dates, and the books and records of the Company and its subsidiaries fully and properly reflect all liabilities for Taxes for all periods after December 31, 2000;

                  (viii) none of the Company or its subsidiaries has granted (nor is any of them subject to) any waiver currently in effect of the period of limitations for the assessment of Tax, no unpaid Tax deficiency has been asserted against or with respect to any of the Company or its subsidiaries or (insofar as the Company or any of its subsidiaries may be liable therefor) the former subsidiaries by any taxing authority, and there is no pending examination, administrative or judicial proceeding, or deficiency or refund litigation, with respect to any Taxes of the Company or any of its subsidiaries or (insofar as the Company or any of its subsidiaries may be liable therefor) any of the former subsidiaries;

                  (ix) none of the Company or its subsidiaries has made or entered into, or holds any asset subject to, a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder or a "safe harbor lease" subject to former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended before the Tax Reform Act of 1984, and the regulations thereunder;

                  (x) none of the Company or its subsidiaries is required to include in income any amount from an adjustment pursuant to Section 481 of the Code or the regulations thereunder or any similar provision of state law;

                  (xi) none of the Company or its subsidiaries is a party to, or obligated under, any agreement or other arrangement providing for the payment of any amount that would be an "excess parachute payment" under Section 280G of the Code;

                  (xii) there are no excess loss accounts or deferred intercompany gains with respect to any member of the affiliated group of which the Company is the common parent or any subgroup thereof;

                  (xiii) neither the Company, any of its subsidiaries nor any of its former subsidiaries has distributed to its stockholders or security holders stock or securities of a controlled corporation in a transaction to which
Section 355(a) of the Code applies; and

                  (xiv) none of the Company or its subsidiaries is, or has been at any time within the last five years, a "United States real property holding corporation" for purposes of Section 897 of the Code.

            (b) Schedule 4.9 sets forth all Tax elections, consents and agreements made by or affecting any of the Company and its subsidiaries that will be in effect after the Closing Date, all material types of Taxes paid and Tax Returns filed by or on behalf of the Company and its subsidiaries, and all examinations, administrative or judicial proceedings, and litigation with respect to any Taxes of the Company, any of its subsidiaries or any of its former subsidiaries.

            (c) As used herein, "TAX" or "TAXES" shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, estimated, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental entity, domestic or foreign. As used herein, "TAX RETURN" shall mean any return, report, statement or information required to be filed with any governmental entity with respect to Taxes.

         4.10 Employee Benefit Plans; Labor Matters.

            (a) Schedule 4.10 contains a true and complete list of (A) all employee welfare benefit and employee pension benefit plans as defined in sections 3(1) and 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, but not limited to, plans that provide retirement income or result in a deferral of income by employees for periods extending to termination of employment or beyond, and plans that provide medical, surgical, or hospital care benefits or benefits in the event of sickness, accident, disability, death or unemployment and (B) all other material employee benefit agreements or arrangements, including without limitation deferred compensation plans, incentive plans, bonus plans or arrangements, stock option plans, stock purchase plans, stock award plans, golden parachute agreements, severance pay plans, dependent care plans, cafeteria plans, employee assistance programs, scholarship programs, employee discount programs, employment contracts, retention incentive agreements, noncompetition agreements, consulting agreements, confidentiality agreements, vacation policies, and other similar plans, agreements and arrangements that are currently in effect as of the date of this Agreement, or have been approved before this date but are not yet effective, for the benefit of any director, officer, employee or former employee (or any of their beneficiaries) of the Company or any of its subsidiaries (collectively, a "COMPANY BENEFICIARY"), or with respect to which the Company or any of its subsidiaries may have any liability ("COMPANY BENEFIT PLANS").

            (b) With respect to each Company Benefit Plan, the Company has heretofore delivered to Parent, as applicable, complete and correct copies of each of the following documents which the Company has prepared or has been required to prepare:

                  (i) the Company Benefit Plans and any amendments thereto (or if a Company Benefit Plan is not a written agreement, a description thereof);

                  (ii) the three most recent annual Form 5500 reports filed with the Internal Revenue Service (the "IRS");

                  (iii) the most recent statement filed with the Department of Labor (the "DOL") pursuant to 29 U.S.C. (S) 2520.104-23;

                  (iv) the three most recent annual Form 990 and 1041 reports filed with the IRS;

                  (v) the three most recent actuarial reports;

                  (vi) the three most recent reports prepared in accordance with Statement of Financial Accounting Standards No. 106;

                  (vii) the most recent summary plan description and summaries of material modifications thereto;

                  (viii) the trust agreement, group annuity contract or other funding agreement that provides for the funding of the Company Benefit Plan;

                  (ix) the most recent financial statement;

                  (x) the most recent determination letter received from the IRS; and

                  (xi) any agreement pursuant to which the Company or any subsidiaries is obligated to indemnify any person.

            (c) All contributions and other payments required to have been made by the Company or any entity (whether or not incorporated) that is treated as a single employer with the Company under Section 414 of the Code (a "COMPANY ERISA AFFILIATE") with respect to any Company Benefit Plan (or to any person pursuant to the terms thereof) have been or will be timely made and all such amounts properly accrued through the date of the Company SEC Reports have been reflected therein.

            (d) The terms of all Company Benefit Plans that are intended to be "qualified" within the meaning of Section 401(a) of the Code have been determined by the IRS to be so qualified or the applicable remedial periods will not have ended prior to the Effective Time of the Merger. Except as disclosed in
Schedule 4.10, no event or condition exists or has occurred that could cause the IRS to disqualify any Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code. Except as disclosed in Schedule 4.10, with respect to each Company Benefit Plan, the Company and each Company ERISA Affiliate are in compliance in all material respects with, and each Company Benefit Plan and related source of benefit payment is and has been operated in compliance with, its terms, all applicable laws, rules and regulations governing such plan or source, including, without limitation, ERISA, the Code and applicable local law. To the knowledge of the Company, except as set forth in
Schedule 4.10, no Company Benefit Plan is subject to any ongoing audit, investigation, or other administrative proceeding of the IRS, the DOL, or any other federal, state, or local governmental entity or is scheduled to be subject to such an audit investigation or proceeding.

            (e) With respect to each Company Benefit Plan, to the knowledge of the Company, there exists no condition or set of circumstances that could subject the Company or any Company ERISA Affiliate to any liability arising under the Code, ERISA or any other applicable law (including, without limitation, any liability to or under any such plan or under any indemnity agreement to which the Company or any Company ERISA Affiliate is a party), which liability, excluding liability for benefit claims and funding obligations, each payable in the ordinary course, could reasonably be expected to have a Material Adverse Effect on the Company. No claim, action or litigation has been made, commenced or, to the knowledge of the Company, threatened, by or against and Company Benefit Plan or the Company or any of its subsidiaries with respect to any Company Benefit Plan (other than for benefits in the ordinary course) that could reasonably be expected to have a Material Adverse Effect on the Company.

            (f) Except as disclosed in Schedule 4.10, no Company Benefit Plan that is a "welfare benefit plan" (within the meaning of Section 3(1) of ERISA) provides benefits for any retired or former employees (other than as required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or other applicable state or local law that specifically mandates continued health coverage).

            (g) Except as disclosed in Schedule 4.10, the consummation or announcement of any transaction contemplated by this Agreement will not (either alone or in conjunction with another event, including termination of employment) result in (A) any payment (whether of severance pay or otherwise) becoming due from the Company or any of its subsidiaries to any Company Beneficiary or to the trustee under any "rabbi trust" or similar arrangement, or (B) any benefit under any Company Benefit Plan being established or increased, or becoming accelerated, vested or payable.

            (h) Except as described on Schedule 4.10, neither the Company nor any entity that was at any time during the six-year period ending on the date of this Agreement a Company ERISA Affiliate has ever maintained, had an obligation to contribute to, contributed to, or had any liability with respect to any plan that (A) is or was a pension plan (as defined in Section 3(2) of ERISA) that is or was subject to Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA or (B) that is or was a multiemployer plan (as defined in Section 414(f) of the Code or Sections 3(37) or 4001(a)(31) of ERISA). With respect to each Company Benefit Plan subject to Section 412 of the Code or Section 302 of ERISA,
(i) each such Company Benefit Plan uses a funding method permissible under the Code and ERISA and the actuarial assumptions used in connection therewith are reasonable individually and in the aggregate, (ii) no such Company Benefit Plan has incurred an accumulated funding deficiency, whether or not waived, and (iii) except as otherwise disclosed on Schedule 4.10, as of the Effective Time, the fair market value of the assets of each such Company Benefit Plan will exceed or equal the "projected benefit obligation" (as defined in Statement of Financial Accounting Standard No. 87) and the "amount of unfunded benefit liabilities" as defined in Section 4001(a)(18) of ERISA is zero. With respect to each Company Benefit Plan that is or was subject to Title IV of ERISA, no such Company Benefit Plan has been terminated, no filing of a notice of intent to terminate such Company Benefit Plan has been made, and the PBGC has not initiated any proceeding to terminate any such Company Benefit Plan. To the knowledge of the Company, no event has occurred and there exists no condition or set of circumstances which presents a material risk that any Company Benefit Plan has or is likely to experience a partial termination. No assets of the Company or any of its subsidiaries are subject to any lien under Section 302 of ERISA or
Section 412 of the Code.

            (i) Except as otherwise provided in an applicable collective bargaining agreement, each Company Benefit Plan may be terminated or modified by the Company or Parent without material liability to the Company, Parent or any ERISA Affiliate of either.

         4.11 Environmental Laws and Regulations. When used in this Section 4.11 and Section 5.11:

            (a) "ENVIRONMENTAL LAWS" shall mean any and all federal, state or local laws, rules, orders, regulations, statutes, common law, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning any Regulated Materials, environmental protection, or human health protection involving Regulated Materials as in effect as of the Effective Time of the Merger or at any time in the past;

            (b) "GOVERNMENTAL AUTHORITY" shall mean any federal, state, or local governmental body, department, agency or subdivision responsible for the due administration and/or enforcement of any Environmental Law.

            (c) "PERMITS" shall mean all governmental approvals, authorizations, registrations, permits and licenses, including those related to environmental quality and the emission, discharge, storage, handling, treatment, use, generation or transportation of Regulated Materials required by Environmental Laws or otherwise required for the Company to conduct its business.

            (d) "REGULATED MATERIALS" shall mean any pollutant, contaminant, hazardous material, hazardous waste, infectious medical waste, hazardous or toxic substance defined or regulated as such in or under any Environmental Law, including, without limitation, petroleum, crude oil or fractions thereof, petroleum products, waste or used oil, natural or synthetic gas, materials exhibiting the characteristics of ignitability, corrosivity, reactivity or extraction procedure toxicity, as such terms are defined in connection with hazardous materials or hazardous wastes or hazardous or toxic substances in any Environmental Law; and

            (e) "RELEASE" shall have the same meaning as provided in the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, (S) 101(22), 42 U.S.C. (S) 9601(22).

                  (i) Except as set forth in Schedule 4.11, the Company is now in compliance in all material respects with all Environmental Laws, and has been in compliance with Environmental Laws. The conduct of the businesses of the Company or Parent, as applicable, does not violate or conflict with in any material respect any Environmental Laws.

                  (ii) Except as set forth in Schedule 4.11, the Company has obtained all necessary Permits. The Permits are in full force and effect, and are being complied with in all material respects. The Permits are transferable and will remain in effect or will be replaced, renewed or transferred as appropriate immediately following the Closing. No other governmental authorizations are necessary for the day to day operations of the Company.

                  (iii) Except as set forth in Schedule 4.11, (A) the Company has not received any formal complaint or notice from any Governmental Entity or any other person alleging any past or present violation of any Environmental Law in connection with the operation of its business that is currently unresolved,
(B) as of the date hereof, to the knowledge of the Company, there is no investigative proceeding against the Company by any governmental authority in connection with the past or present operation of its business, and (C) there are no claims under any Environmental Law against the Company.

                  (iv) Except as set forth in Schedule 4.11, the Company has not been subject to any administrative or judicial enforcement action pursuant to any Environmental Law either now or at any time during the past three years in connection with its business or the Company.

                  (v) Except as set forth in Schedule 4.11, the Company is not subject to any remedial obligation or other response action under a currently issued and applicable administrative order, decree, or agreement pursuant to any Environmental Law.

                  (vi) Except as set forth in Schedule 4.11, (A) no real property currently or formerly owned, leased, operated or used by the Company (including real property used for off-site disposal of any Regulated Material) is listed on any federal list of Superfund or National Priorities List sites or similar governmental lists, (B) to the Company's knowledge, there exist no circumstances that could result in any such property being listed on any federal list of Superfund or National Priorities List sites or similar governmental lists regarding waste sites at which there has been a Release or threatened Release of Regulated Materials, and (C) to the Company's knowledge, none of its real property been used at any time by any person as a hazardous waste treatment, storage or disposal site.

                  (vii) Except as set forth in Schedule 4.11, there are no (A) underground storage tanks (as defined under the Resource Conservation and Recovery Act or any equivalent Environmental Law), or (B) capacitors, transformers or other equipment or fixtures containing polychlorinated biphenyls ("PCBS") (other than light fixtures which contain PCBs), located in, at, under or on the real property owned or leased by the Company.

                  (viii) Except as set forth in Schedule 4.11, there are no facts, actions, activities, circumstances, conditions, occurrences, events, liabilities, or incidents, including any Release, threatened Release, generation, use, treatment, storage, disposal, arranging for disposal, transportation, or the presence of Regulated Materials, that are likely to (A) result in any environmental liability, (B) prevent or interfere with the operation of the Company's business as it is currently being conducted, in compliance with all applicable Environmental Laws, (C) materially affect the assets, business or financial conditions of the Company, or (D) adversely impact or affect the use of any real property owned, operated, or leased by the Company.

                  (ix) As of the Effective Time, the Company will have addressed those matters identified as items 2 and 3 of Schedule 4.11 in the manner contemplated therein.

         4.12 Intangible Property. The Company or a subsidiary of the Company is the owner of, or a licensee under a valid license for, all items of intangible property which are material to the business of the Company and its subsidiaries as currently conducted, taken as a whole, including, without limitation, trade names, unregistered trademarks and service marks, brand names, patents and copyrights. As of the date of this Agreement, except as disclosed on Schedule 4.12, there are no claims pending or, to the Company's knowledge, threatened, that the Company or any subsidiary is in violation of any such intangible property rights of any third party which is reasonably likely to have a Company Material Adverse Effect.

         4.13 Compliance with Laws and Orders. Except with respect to the matters described in Sections 4.9, 4.10 and 4.11, neither the Company nor any subsidiary is in violation of or in default under any law, statute, rule or regulation having the effect of law of the United States or any state, county, city or other political subdivision thereof or of any government or regulatory authority ("LAWS") or writ, judgment, decree, injunction or similar order of any governmental or regulatory authority, in each case, whether preliminary or final (an "ORDER"), applicable to the Company or any Subsidiary or any of their respective assets and properties the effect of which, individually, or in the aggregate with other such violations and defaults, could reasonably be expected to have a Company Material Adverse Effect.

         4.14 Rights Agreement. Assuming the accuracy of Parent's and Newco's representations in Section 5.25 of this Agreement, neither the execution nor the delivery of this Agreement will result in a "DISTRIBUTION DATE" (as defined in the Company Rights Agreement). The Company has irrevocably taken all actions necessary to make the Company Rights inapplicable to the Merger and the transactions contemplated hereby.

         4.15 Certain Agreements. Except as set forth in Schedule 4.15, neither the Company nor any of its subsidiaries is a party to any oral or written agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Except as described in
Schedule 4.15 or except for any such as would not result in a Company Material Adverse Effect, the transactions contemplated by this Agreement will not constitute a "change of control" under, require the consent from or the giving of notice to any third party pursuant to, or accelerate the vesting or repurchase rights under, the terms, conditions or provisions of any loan or Commitment Letter, note, bond, mortgage, indenture, license, or any material lease, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound. Except as set forth in Schedule 4.15, there are no amounts payable by the Company or its subsidiaries to any officers of the Company or its subsidiaries (in their capacity as officers) as a result of the transactions contemplated by this Agreement and/or any subsequent employment termination.

         4.16 Brokers and Finders. Except for the fees and expenses payable to Legg Mason Wood Walker, Incorporated, which fees and expenses are reflected in its agreement with the Company, a true and correct copy of which has been furnished to Parent, the Company has not employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or other fee or commission in connection with this Agreement or the transactions contemplated hereby.

         4.17 Opinion of Financial Advisor. The Company has received the opinion of Legg Mason Wood Walker, Incorporated, dated as of the date of this Agreement, to the effect that, as of such date, the Merger Consideration to be received by the shareholders of the Company pursuant to the Merger is fair to such shareholders from a financial point of view.

         4.18 Accuracy of Information Furnished. No representation, statement, or information made or furnished by the Company to Parent or any of Parent's representatives, including those contained in this Agreement and the various Schedules attached hereto and the other information and statements referred to herein and previously furnished by the Company, contains or shall contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained therein not misleading. The Company has provided Parent with true, accurate and complete copies of all documents listed or described in the various Schedules attached hereto.

         4.19 Equity Investments. Except as set forth in Schedule 4.19, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any Person. Schedule 4.19 contains a complete and accurate list of the Company's direct and indirect subsidiaries.

         4.20 No Default. Except as set forth in Schedule 4.20, neither the Company nor any of its subsidiaries is in material breach, default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of (i) its Articles of Incorporation or Bylaws (or similar governing documents), or (ii) any Law applicable to Company or its subsidiaries or any of their respective properties or assets.

         4.21 Material Contracts. Schedule 4.21 lists all written or oral contracts, agreements, leases, instruments or legally binding contractual commitments ("CONTRACTS") that are of a type described below (collectively, the "COMPANY MATERIAL CONTRACTS"):

            (a) any Contract with a customer of the Company or its subsidiaries or with any entity that purchases goods or services from the Company or its subsidiaries for consideration paid to the Company or its subsidiaries of $100,000 or more in any fiscal year;

            (b) any Contract for capital expenditures or the acquisition or construction of fixed assets in excess of $100,000;

            (c) any Contract for the purchase or lease of goods or services (including without limitation, equipment, materials, software, hardware, supplies, merchandise, parts or other property, assets or services), requiring aggregate future payments in excess of $100,000, other than standard inventory purchase orders executed in the ordinary course of business;

            (d) any Contract relating to the borrowing of money or guaranty of indebtedness;

            (e) any collective bargaining or other arrangement with any labor union;

            (f) any Contract granting a first refusal, first offer or similar preferential right to purchase or acquire any of the Company's capital stock or assets;

            (g) any Contract limiting, restricting or prohibiting the Company from conducting business anywhere in the United States or elsewhere in the world or any Contract limiting the freedom of the Company to engage in any line of business or to compete with any other Person;

            (h) any joint venture or partnership Contract;

            (i) any Contracts requiring future payments of $100,000 or more; and

            (j) any written employment Contract, severance agreement or other similar binding agreement or policy with any employee.

The Company has delivered to Parent a true and complete copy of each written Company Material Contract (and a written description of each oral Company Material Contract), including all amendments or other modifications thereto. Except as set forth in Schedule 4.21, each Company Material Contract is a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject only to bankruptcy, reorganization, receivership or other laws affecting creditors' rights generally and general principles of equity (whether applied in an action at law or in equity). Except as set forth in Schedule 4.21, the Company is in compliance with all obligations required to be performed by it under the Company Material Contracts, and the Company is not and, to the knowledge of the Company, no other party to a Company Material Contract is, in breach or default thereunder in any material respect. Immediately upon the effectiveness of this Agreement (and the concurrent termination of the NTELOS Merger Agreement), the Company's August 20, 2001 agreement to sell its wireless operations to VoiceStream shall automatically terminate (without the payment of any fee or any other consideration), and thereupon the Company shall not have any further obligation to VoiceStream or any other person in connection with the transactions contemplated by such terminated agreement.

         4.22 State Takeover Statutes; Anti-Takeover Provisions. The Company has taken all actions with respect to any anti-takeover provisions of the Company's Bylaws or Articles of Incorporation or applicable provisions of the PBCL necessary to enter into and consummate the Merger on the terms set forth in this Agreement.

         4.23 Transactions With Affiliates. Except as set forth in Schedule 4.23, or as contemplated by this Agreement, since December 31, 2000, the Company has not, in the ordinary course of business or otherwise, purchased, leased or otherwise acquired any material property or assets or obtained any material services from, or sold, leased or otherwise disposed of any material property or assets or provided any material services to (except with respect to remuneration for services rendered as a director, officer or employee of the Company in the ordinary course), (i) any employee of the Company, (ii) any shareholder of the Company, (iii) any person, firm or corporation that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) any member of the immediate family of any of the foregoing persons (collectively, "COMPANY AFFILIATES"). Except as set forth in Schedule 4.23, (a) the Company's Material Contracts do not include any obligation or commitment between the Company and any Company Affiliate, (b) the assets of the Company do not include any receivable or other obligation or commitment from a Company Affiliate to the Company and (c) the liabilities reflected on the Company SEC Reports do not include any obligation or commitment to any Company Affiliate.

         4.24 Licenses. All licenses issued by the FCC and any applicable state agencies (the "LICENSES") required for the operation of the business of the Company and its subsidiaries are set forth in Schedule 4.24 and are in full force and effect and there are no pending modifications, amendments or revocation proceedings which would materially adversely affect the operations of the Company. All material fees due and payable to governmental authorities pursuant to the rules governing the Licenses have been paid and no event has occurred with respect to the Licenses held by the Company which, with the giving of notice or the lapse of time or both, would constitute grounds for revocation thereof. The Company is in compliance in all material respects with the terms of the Licenses, as applicable, and there is no condition, event or occurrence existing, nor is there any proceeding being conducted of which the Company has received notice, nor, to the Company's knowledge, is there any proceeding threatened, by any governmental entity, including the PPUC or the FCC, which would cause the termination, suspension, cancellation or nonrenewal of any of the Licenses, or the imposition of any penalty or fine by any regulatory authority.

         4.25 Information Supplied. None of the information supplied or to be supplied by the Company for inclusion in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act of 1933, as amended (the "SECURITIES ACT") contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Joint Proxy Statement will, at the date the Joint Proxy Statement is first mailed to the Company's and Parent's shareholders and at the time of the Company Shareholders Meeting and Parent's Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement, as it relates to the Company Shareholders Meeting, will comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent for inclusion or incorporation by reference therein.

         4.26 Title to and Condition of Assets.

                  (a) Each of the Company and its subsidiaries has good title to, or valid leasehold interests in, all its material properties and assets, except for minor defects in title, easements, restrictive covenants and similar encumbrances or impediments that, in the aggregate do not and will not materially interfere with its ability to conduct its business as currently conducted. Except as set forth in Schedule 4.26, all such assets and properties, other than assets and properties in which the Company or any of the subsidiaries has leasehold interests, are free and clear of all liens, pledges, security interests, charges, claims, rights of third parties and other encumbrances of any kind or nature ("LIENS"), and except for minor Liens, that, in the aggregate, do not and will not materially interfere with the ability of the Company or any of its subsidiaries to conduct business as currently conducted or as reasonably expected to be conducted.

            (b) Each of the Company and each of its subsidiaries has complied in all material respects with the terms of all leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. Each of the Company and each of its subsidiaries enjoys peaceful and undisturbed possession under all such leases.

            (c) Except as set forth in Schedule 4.26, to the knowledge of the Company, the buildings and premises of the Company and each of its subsidiaries that are used in its business are in adequate operating condition and in a state of adequate maintenance and repair, normal wear and tear excepted, are adequate for the purpose for which they are currently being used, and have access to adequate utility services necessary for the conduct of the business. All items of operating equipment of the Company and its subsidiaries are in adequate operating condition and in a state of reasonable maintenance and repair, ordinary wear and tear excepted.

         4.27 Undisclosed Liabilities and Commitments. Except as set forth in
Schedule 4.27, at the date of the most recent Company SEC Report, neither the Company nor any of its subsidiaries had, and since such date neither the Company nor any of such subsidiaries has incurred (except in the ordinary course of business consistent with past practice), any liabilities, commitments or obligations of any nature (whether accrued, absolute, contingent or otherwise), required by GAAP to be set forth on a financial statement or in the notes thereto or which, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect.

         4.28 Tax Representation Letter. If the Merger were to become effective as of the date hereof, the Company could execute a Tax Representation Letter substantially in the form of Exhibit F.

        ARTICLE V -- REPRESENTATIONS AND WARRANTIES OF PARENT AND NEWCO

         Each of Parent and Newco represent and warranty jointly and severally to the Company as of the date of this Agreement and as of the Effective Time that:

         5.1 Corporate Organization and Qualification. Each of Parent and its Significant Subsidiaries and Newco is an entity duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization, as applicable, and is qualified and in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification, except where the failure to so qualify or be in such good standing would not have a Parent Material Adverse Effect or adversely affect the consummation of the transactions contemplated hereby. Each of Parent and its Significant Subsidiaries has all requisite power and authority (corporate or otherwise) to own its properties and to carry on its business as it is now being conducted except where failure to have such power and authority would not have a Parent Material Adverse Effect or materially adversely affect the consummation of the transactions contemplated hereby. Parent and Newco have heretofore made available to the Company complete and correct copies of their respective Articles of Incorporation and Bylaws, each as amended.


         5.2 Capitalization. The authorized capital stock of Parent consists of
(a) 30,000,000 Shares of common stock, par value $0.16 per share (the "PARENT COMMON STOCK"), of which, as of the date of this Agreement, 7,350,838 shares were issued and outstanding. All of the outstanding shares of capital stock of Parent have been duly authorized and validly issued and are fully paid and nonassessable. As of June 30, 2001, 525,000 shares of Parent Common Stock were reserved for issuance under Parent's 1999 Long Term Incentive Plan, 256,064 shares of Parent Common Stock were reserved for issuance under Parent's Employee Stock Purchase Plan, 284,454 shares of Parent Common Stock were reserved for issuance under Parent's 2000 Employee Stock Purchase Plan, 175,713 shares of Parent Common Stock were reserved for issuance under Parent's Dividend Reinvestment and Stock Purchase Plan and 13,960 shares of Parent Common Stock were reserved for issuance under Parent's Stock Compensation Plan for Non-Employee Directors. Except as set forth on Schedule 5.2, all outstanding shares of capital stock of Parent's subsidiaries are owned by Parent or a direct or indirect wholly owned subsidiary of Parent, free and clear of all liens, charges, encumbrances, claims and options of any nature. Except as set forth above and on Schedule 5.2, there are not, as of the date hereof, any outstanding or authorized options, warrants, calls, rights (including preemptive rights), commitments or any other agreements of any character to which Parent or any of its subsidiaries is a party, or by which they may be bound, requiring it to issue, transfer, sell, purchase, redeem or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock of Parent or any of its subsidiaries. Except for the Voting Agreements and as set forth on Schedule 5.2, there are not as of the date hereof and there will not be at the Effective Time of the Merger any registration rights agreements, shareholder agreements, voting trusts or other agreements or understandings to which Parent is a party or by which it is bound relating to the voting of any shares of Parent capital stock. There are no restrictions on Parent with respect to voting the stock of any of its subsidiaries. The shares of Parent Common Stock to be issued to shareholders of the Company will be duly authorized, validly issued, fully paid and nonassessable.

         5.3 Authority Relative to This Agreement. Each of Parent and Newco has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by Parent and Newco of the transactions contemplated hereby have been duly and validly authorized by the respective Boards of Directors of Parent and Newco and by Parent as sole shareholder of Newco, and no other corporate proceedings on the part of Parent and Newco are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Newco and, assuming this Agreement constitutes the valid and binding agreement of the Company, constitutes the valid and binding agreement of each of Parent and Newco, enforceable against each of them in accordance with its terms, except that such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         5.4 Consents and Approvals; No Violation.

                  (a) Neither the execution and delivery of this Agreement by Parent or Newco nor the consummation by Parent and Newco of the transactions contemplated hereby will:

                           (i) conflict with or result in any breach of any
provision of the Articles of Incorporation or the Bylaws, as amended, respectively, of Parent or Newco;

                           (ii) require any consent, approval, authorization or
permit of, or filing with or notification to, any governmental or regulatory authority, except (A) in connection with the applicable requirements of the HSR Act, (B) pursuant to the applicable requirements of the Exchange Act, (C) the filing of the articles of merger pursuant to the PBCL and appropriate documents with the relevant authorities of other states in which Parent is authorized to do business, (D) such filings and consents as may be required by the FCC or the FCC Rules and the PPUC or the PPUC Rules, (E) as may be required by any applicable state securities or "blue sky" laws or state takeover laws, (F) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, (G) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not individually or in the aggregate have a Parent Material Adverse Effect or materially adversely affect the consummation of the transactions contemplated hereby or (H) such filings, consents, approvals, orders, registrations and declarations as may be required as a result of the status or identity of the Company;

                           (iii) except as set forth in Schedule 5.4(c), result
in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or lien or other charge or encumbrance) under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which Parent or any of its Significant Subsidiaries may be bound, except for such violations, breaches and defaults (or rights of termination, cancellation or acceleration or lien or other charge or encumbrance) as to which requisite waivers or consents have been obtained or which individually or in the aggregate would not have a Parent Material Adverse Effect; or

                           (iv) assuming the consents, approvals, authorizations
or permits and filings or notifications referred to in this Section 5.3 are duly and timely obtained or made, and, with respect to this Agreement, the approval by Parent's Shareholders has been obtained violate any material order, writ, injunction, decree, statute, rule or regulation applicable to Parent or any of its subsidiaries or to any of their respective assets.

                  (b) The affirmative vote of a majority of the voting power of the outstanding shares of Parent's voting capital stock in favor of the issuance of shares of Parent capital stock in connection with the Merger ("PARENT SHAREHOLDER APPROVAL") is the only vote of the holders of any class or series of Parent's or its subsidiaries' securities necessary to approve this Agreement and the transactions contemplated hereby.

         5.5 SEC Reports; Financial Statements.

                  (a) Parent has filed all forms, reports and documents required to be filed by it with the SEC since January 1, 1998 pursuant to the federal securities laws and the SEC rules and regulations thereunder, all of which as of their respective dates complied in all material respects with all applicable requirements of the Exchange Act (collectively, the "PARENT SEC REPORTS"). None of the Parent SEC Reports, including, without limitation, any financial statements or schedules included therein, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) The consolidated balance sheets and the related consolidated statements of operations, shareholders' equity and cash flows (including the related notes thereto) of Parent included in the Parent SEC Reports, as of their respective dates, complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (except as otherwise noted therein), and present fairly, in all material respects, the consolidated financial position of Parent and its consolidated subsidiaries as of their respective dates, and the consolidated results of their operations and their cash flows for the periods presented therein (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments).

         5.6 Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Reports, as set forth in Schedule 5.6 to this Agreement or as contemplated by this Agreement, since December 31, 2000, there has not been (i) any Parent Material Adverse Effect with respect to Parent and its subsidiaries;
(ii) any declaration, setting aside or payment of any dividend (whether in cash, stock or property) with respect to any Parent Stock; (iii) any amendment of any material term of any outstanding equity security of Parent or any subsidiary;
(v) any repurchase, redemption or other acquisition by Parent or any subsidiary of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, Parent or any subsidiary, except as contemplated by Parent Benefit Plans (as defined in Section 5.10 herein); (vi) any material damage, destruction or other property loss, whether or not covered by insurance; or (vii) any change in accounting methods, principles or practices by Parent materially affecting its assets, liabilities or business, except insofar as may have been required by a change in GAAP.

         5.7 Litigation. Schedule 5.7 accurately discloses in all material respects as of the date of this Agreement all actions, claims, suits, proceedings and governmental investigations pending or, to the knowledge of Parent or Newco, threatened, which (i) are required to be disclosed therein by the Exchange Act or (ii) individually or in the aggregate are reasonably likely to have a Company Material Adverse Effect.

         5.8 Insurance. Parent maintains insurance coverage reasonably adequate for the operation of the business of Parent and each of its subsidiaries, and the transactions contemplated hereby will not materially adversely affect such coverage

         5.9 Taxes.

                  (a) Except as set forth on Schedule 5.9:

                           (i) both Parent and Newco, their subsidiaries and
their former subsidiaries has filed or caused to be filed all Tax Returns required to have been filed by or for them, and all information set forth in such Tax Returns is correct and complete in all material respects;

                           (ii) both Parent and Newco, their subsidiaries and
their former subsidiaries have paid all Taxes due and payable by each;

                           (iii) the balance sheets and financial statements
included in the Parent SEC Reports fully and properly reflect, as of their dates, the liabilities of Parent and Newco and their subsidiaries and (insofar as Parent or Newco or any of their subsidiaries may be liable therefor) the former subsidiaries for all Taxes for all periods ending on or before such dates, and the books and records of Parent and Newco and their subsidiaries fully and properly reflect all liabilities for Taxes for all periods after December 31, 2000;

                           (iv) none of Parent's or Newco's or their
subsidiaries have granted (nor is any of them subject to) any waiver currently in effect of the period of limitations for the assessment of Tax, no unpaid Tax deficiency has been asserted against or with respect to any of Parent or Newco or their subsidiaries or (insofar as Parent and Newco or any of their subsidiaries may be liable therefor) the former subsidiaries by any taxing authority, and there is no pending examination, administrative or judicial proceeding, or deficiency or refund litigation, with respect to any Taxes of Parent and Newco or any of their subsidiaries or (insofar as Parent and Newco or any of their subsidiaries may be liable therefor) any of the former subsidiaries.

         5.10 Employee Benefit Plans; Labor Matters.

                  (a) Schedule 5.10 contains a true and complete list of (A) all employee welfare benefit and employee pension benefit plans as defined in sections 3(1) and 3(2) of ("ERISA"), including, but not limited to, plans that provide retirement income or result in a deferral of income by employees for periods extending to termination of employment or beyond, and plans that provide medical, surgical, or hospital care benefits or benefits in the event of sickness, accident, disability, death or unemployment and (B) all other material employee benefit agreements or arrangements, including without limitation deferred compensation plans, incentive plans, bonus plans or arrangements, stock option plans, stock purchase plans, stock award plans, golden parachute agreements, severance pay plans, dependent care plans, cafeteria plans, employee assistance programs, scholarship programs, employee discount programs, employment contracts, retention incentive agreements, noncompetition agreements, consulting agreements, confidentiality agreements, vacation policies, and other similar plans, agreements and arrangements that are currently in effect as of the date of this Agreement, or have been approved before this date but are not yet effective, for the benefit of any director, officer, employee or former employee (or any of their beneficiaries) of Parent or Newco or any of their subsidiaries (collectively, a "PARENT BENEFICIARY"), or with respect to which Parent or Newco or any of their subsidiaries may have any liability ("PARENT BENEFIT PLANS").

                  (b) With respect to each Parent Benefit Plan, Parent has heretofore delivered to the Company, as applicable, complete and correct copies of each of the following documents which Parent has prepared or has been required to prepare:

                           (i) the Parent Benefit Plans and any amendments
thereto (or if a Parent Benefit Plan is not a written agreement, a description thereof);

                           (ii) the three most recent annual Form 5500 reports
filed with the IRS;

                           (iii) the most recent statement filed with the DOL
pursuant to 29 U.S.C. (S) 2520.104-23;

                           (iv) the three most recent annual Form 990 and 1041
reports filed with the IRS;

                           (v) the three most recent actuarial reports;

                           (vi) the three most recent reports prepared in
accordance with Statement of Financial Accounting Standards No. 106;

                           (vii) the most recent summary plan description and
summaries of material modifications thereto;

                           (viii) the trust agreement, group annuity contract or
other funding agreement that provides for the funding of the Parent Benefit
Plan;

                           (ix) the most recent financial statement;

                           (x) the most recent determination letter received
from the IRS; and

                           (xi) any agreement pursuant to which Parent or any
subsidiaries is obligated to indemnify any person.

                  (c) All contributions and other payments required to have been made by Parent or Newco or any entity (whether or not incorporated) that is treated as a single employer with Parent or Newco under Section 414 of the Code (a "PARENT ERISA AFFILIATE") with respect to any Parent Benefit Plan (or to any person pursuant to the terms thereof) have been or will be timely made and all such amounts properly accrued through the date of the Parent SEC Reports have been reflected therein.

                  (d) The terms of all Parent Benefit Plans that are intended to be "qualified" within the meaning of Section 401(a) of the Code have been determined by the IRS to be so qualified or the applicable remedial periods will not have ended prior to the Effective Time of the Merger. Except as disclosed in
Schedule 5.10, no event or condition exists or has occurred that could cause the IRS to disqualify any Parent Benefit Plan that is intended to be qualified under
Section 401(a) of the Code. Except as disclosed in Schedule 5.10, with respect to each Parent Benefit Plan, Parent and Newco and each Parent ERISA Affiliate are in compliance in all material respects with, and each Parent Benefit Plan and related source of benefit payment is and has been operated in compliance with, its terms, all applicable laws, rules and regulations governing such plan or source, including, without limitation, ERISA, the Code and applicable local law. To the knowledge of Parent or Newco, except as set forth in Schedule 5.10, no Parent Benefit Plan is subject to any ongoing audit, investigation, or other administrative proceeding of the IRS, the DOL, or any other federal, state, or local governmental entity or is scheduled to be subject to such an audit investigation or proceeding.

                  (e) With respect to each Parent Benefit Plan, to the knowledge of Parent and Newco, there exists no condition or set of circumstances that could subject Parent or Newco or any Parent ERISA Affiliate to any liability arising under the Code, ERISA or any other applicable law (including, without limitation, any liability to or under any such plan or under any indemnity agreement to which Parent or Newco or any Parent ERISA Affiliate is a party), which liability, excluding liability for benefit claims and funding obligations, each payable in the ordinary course, could reasonably be expected to have a Material Adverse Effect on Parent or Newco. No claim, action or litigation has been made, commenced or, to the knowledge of Parent or Newco, threatened, by or against and Parent Benefit Plan or Parent or Newco or any of its subsidiaries with respect to any Parent Benefit Plan (other than for benefits in the ordinary course) that could reasonably be expected to have a Material Adverse Effect on Parent or Newco.

                  (f) Except as disclosed in Schedule 5.10, no Parent Benefit Plan that is a "welfare benefit plan" (within the meaning of Section 3(1) of ERISA) provides benefits for any retired or former employees (other than as required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or other applicable state or local law that specifically mandates continued health coverage).

                  (g) Except as disclosed in Schedule 5.10, the consummation or announcement of any transaction contemplated by this Agreement will not (either alone or in conjunction with another event, including termination of employment) result in (A) any payment (whether of severance pay or otherwise) becoming due from Parent or Newco or any of their subsidiaries to any Parent Beneficiary or to the trustee under any "rabbi trust" or similar arrangement, or (B) any benefit under any Parent Benefit Plan being established or increased, or becoming accelerated, vested or payable.

                  (h) Except as disclosed in Schedule 5.10, neither Parent nor Newco nor any entity that was at any time during the six-year period ending on the date of this Agreement a Parent ERISA Affiliate has ever maintained, had an obligation to contribute to, contributed to, or had any liability with respect to any plan that (A) is or was a pension plan (as defined in Section 3(2) of ERISA) that is or was subject to Title IV of ERISA, Section 412 of the Code or
Section 302 of ERISA or (B) that is or was a multiemployer plan (as defined in Sections 414(f) of the Code or 3(37) or 4001(a)(31) of ERISA). Environmental Laws and Regulations.

         5.11 Environmental Laws and Regulations. Except as set forth in
Schedule 5.11, Parent and Newco are in compliance in all material respects with all Environmental Laws. The conduct of the businesses of Parent and Newco do not violate or conflict with, in any material respect, any Environmental Laws.

         5.12 Compliance with Laws and Orders. Except with respect to the matters described in Section 5.9, 5.10 and 5.11, neither Parent nor Newco nor any subsidiary is in violation of or in default under any Law or Order, applicable to Parent or Newco or any subsidiary or any of their respective assets and properties the effect of which, individually or in the aggregate with other such violations and defaults could not reasonably be expected to have a Parent Material Adverse Effect.

         5.13 [INTENTIONALLY DELETED]

         5.14 Certain Agreements. Except as set forth in Schedule 5.14, neither Parent nor Newco nor any of their subsidiaries are a party to any oral or written agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Except as described in Schedule 5.14 or except for any such as would not result in a Parent Material Adverse Effect, the transactions contemplated by this Agreement will not constitute a "change of control" under, require the consent from or the giving of notice to any third party pursuant to, or accelerate the vesting or repurchase rights under, the terms, conditions or provisions of any loan or Commitment Letter, note, bond, mortgage, indenture, license, or any material lease, contract, agreement or other instrument or obligation to which Parent or Newco or any of their subsidiaries is a party or by which any of them or any of their properties or assets may be bound. Except as set forth in Schedule 5.14, there are no amounts payable by Parent or Newco or their subsidiaries to any officers of Parent or Newco or their subsidiaries (in their capacity as officers) as a result of the transactions contemplated by this Agreement and/or any subsequent employment termination.

         5.15 Brokers and Finders. Except for the fees and expenses payable to Jefferies & Company, Inc. which fees and expenses are reflected in its agreement with Parent, a true and correct copy of which has been furnished to the Company, Parent has not employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or other fee or commission in connection with this Agreement or the transactions contemplated hereby.

         5.16 Opinion of Financial Advisor. Parent has received the opinion of Jefferies & Company, Inc., dated as of the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair to Parent from a financial point of view.

         5.17 Accuracy of Information Furnished. No representation, statement, or information made or furnished by the Company to Parent or any of Parent's representatives, including those contained in this Agreement and the various Schedules attached hereto and the other information and statements referred to herein and previously furnished by the Company, contains or shall contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained therein not misleading. Parent has provided the Company with true, accurate and complete copies of all documents listed or described in the various Schedules attached hereto.

         5.18 No Default. Except as set forth in Schedule 5.18, neither Parent nor any of its subsidiaries is in material breach, default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of (i) its Articles of Incorporation or Bylaws (or similar governing documents),
(ii) any Law applicable to Parent or its subsidiaries or any of their respective properties or assets or (iii) any material contract.

         5.19 Transactions With Affiliates. Except as set forth in Schedule 5.19, or as contemplated by this Agreement, since December 31, 2000, Parent has not, in the ordinary course of business or otherwise, purchased, leased or otherwise acquired any material property or assets or obtained any material services from, or sold, leased or otherwise disposed of any material property or assets or provided any material services to (except with respect to remuneration for services rendered as a director, officer or employee of Parent in the ordinary course), (i) any employee of Parent, (ii) any shareholder of Parent,
(iii) any Person, firm or corporation that directly or indirectly controls, is controlled by or is under common control with Parent, or (iv) any member of the immediate family of any of the foregoing persons (collectively, "PARENT AFFILIATES"). Except as set forth in Schedule 5.19, (a) Parent's Material Contracts do not include any obligation or commitment between Parent and any Parent Affiliate, (b) the assets of Parent do not include any receivable or other obligation or commitment from a Parent Affiliate to Parent and (c) the liabilities reflected on Parent SEC Reports do not include any obligation or commitment to any Parent Affiliate.

         5.20 Licenses. All licenses issued by the FCC and any applicable state agencies (the "LICENSES") required for the operation of the business of Parent and its subsidiaries are in full force and effect and there are no pending modifications, amendments or revocation proceedings which would materially adversely affect the operations of Parent. All material fees due and payable to governmental authorities pursuant to the rules governing the Licenses have been paid and no event has occurred with respect to the Licenses held by Parent which, with the giving of notice or the lapse of time or both, would constitute grounds for revocation thereof. Parent is in compliance in all material respects with the terms of the Licenses, as applicable, and there is no condition, event or occurrence existing, nor is there any proceeding being conducted of which Parent has received notice, nor, to Parent's knowledge, is there any proceeding threatened, by any governmental entity, including the PPUC or the FCC, which would cause the termination, suspension, cancellation or nonrenewal of any of the Licenses, or the imposition of any penalty or fine by any regulatory authority.

         5.21 Information Supplied. None of the information supplied or to be supplied by Parent for inclusion in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Joint Proxy Statement will, at the date the Joint Proxy Statement is first mailed to the Company's and Parent's shareholders and at the time of the Company Shareholders Meeting and Parent's Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement, as it relates to the Parent Shareholders Meeting, will comply as to form in all material respects with the applicable requirements of the Exchange Act, and the rules and regulations thereunder, except that no representation or warranty is made by Parent with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference therein.

         5.22 Title to and Condition of Assets.

                  (a) Each of Parent and its subsidiaries has good title to, or valid leasehold interests in, all its material properties and assets, except for minor defects in title, easements, restrictive covenants and similar encumbrances or impediments that, in the aggregate do not and will not materially interfere with its ability to conduct its business as currently conducted. Except as set forth in Schedule 5.22, all such assets and properties, other than assets and properties in which Parent or any of the subsidiaries has leasehold interests, are free and clear of all Liens, and except for minor Liens, that, in the aggregate, do not and will not materially interfere with the ability of Parent or any of its subsidiaries to conduct business as currently conducted or as reasonably expected to be conducted.

                  (b) Each of Parent and each of its subsidiaries has complied in all material respects with the terms of all leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. Each of Parent and each of its subsidiaries enjoys peaceful and undisturbed possession under all such leases.

                  (c) Except as set forth in Schedule 5.22, to the knowledge of Parent, the buildings and premises of Parent and each of its subsidiaries that are used in its business are in adequate operating condition and in a state of adequate maintenance and repair, normal wear and tear excepted, and are adequate for the purpose for which they are currently being used, have access to adequate utility services necessary for the conduct of the business. All items of operating equipment of Parent and its subsidiaries are in adequate operating condition and in a state of reasonable maintenance and repair, ordinary wear and tear excepted.

         5.23 Undisclosed Liabilities and Commitments. Except as set forth in
Schedule 5.23, at the date of the most recent Parent SEC Report, neither Parent nor any of its subsidiaries had, and since such date neither Parent nor any of such subsidiaries has incurred (except in the ordinary course of business consistent with past practice), any liabilities, commitments or obligations of any nature (whether accrued, absolute, contingent or otherwise), required by GAAP to be set forth on a financial statement or in the notes thereto or which, individually or in the aggregate, could reasonably be expected to have a Parent Material Adverse Effect.

         5.24 Financing; VoiceStream Wireless Agreement; Dividend Policy.

                  (a) Parent has provided to the Company a copy of the binding Co-Bank Commitment Letter in the form of Exhibit B attached hereto, including all exhibits, schedules or amendments thereto. The Co-Bank Commitment Letter is effective and has not been withdrawn or modified. To the knowledge of Parent, the conditions set forth in the Co-Bank Commitment Letter (including commitment fees) will be able to be satisfied prior to the Effective Time and Parent or Newco will have available at the Effective Time all funds necessary to consummate the

Merger, the Agreement and the other transactions contemplated hereby. Parent shall keep the Company reasonably informed of the status of its financing for the Merger in a timely manner.

                  (b) The VoiceStream Wireless Agreement is effective and has not been modified or terminated. To the knowledge of Parent, the conditions to closing set forth in the VoiceStream Wireless Agreement will be able to be satisfied prior to the Effective Time. Parent shall keep the Company reasonably informed with respect to the status of the VoiceStream Wireless Agreement in a timely manner.

                  (c) Parent has no present intention to alter its present dividend policy with respect to the Parent Stock.

         5.25 Share Ownership. Neither Parent, Newco nor any of their affiliates beneficially owns, directly or indirectly, more than twenty percent (20%) of the Company Shares.

         5.26 Interim Operations of Newco. Newco was formed solely for the purpose of engaging in the transactions contemplated hereby and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby.

         5.27 Tax Representation Letter. if the Merger were to become effective as of the date hereof, Parent could execute a Tax Representation Letter substantially in the form of Exhibit G.

               ARTICLE VI -- ADDITIONAL COVENANTS AND AGREEMENTS

         6.1 Conduct of Business of the Company. The Company agrees that during the period from the date of this Agreement to the Effective Time (unless Parent shall otherwise agree in writing and except as otherwise contemplated by this Agreement), the Company will, and will cause each of its subsidiaries to, conduct its operations according to its ordinary and usual course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organizations, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise permitted in this Agreement, as set forth in
Schedule 6.1 or as set forth in the Company's 2001 operating and capital budget as submitted in writing to Parent prior to the date hereof (or as otherwise set forth with respect to such budget in Schedule 6.1) (and, if applicable, the Company's 2002 operating and capital budget as approved by Parent, in its reasonable discretion) prior to the Effective Time, neither the Company nor any of its subsidiaries will, without the prior written consent of Parent:

                  (a) except for shares to be issued or delivered pursuant to the Company Option Plan with respect to options or commitments outstanding on the date of this Agreement, issue, deliver, sell, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, disposition or pledge or other encumbrance of (i) any additional shares of capital stock of any class (including the Company Shares), or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock, or (ii) any other securities in respect of, in lieu of, or in substitution for, Company Shares outstanding on the date hereof,

                  (b) redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of its outstanding Company Shares; provided, however, that the Company may in its discretion redeem the outstanding Company Rights at any time;

                  (c) split, combine, subdivide or reclassify any Company Shares or declare, set aside for payment or pay any dividend, or make any other actual, constructive or deemed distribution in respect of any Company Shares or otherwise make any payments to shareholders in their capacity as such, other than the declaration and payment of regular quarterly cash dividends not in excess of $0.21 per share per quarter and except for dividends by a wholly owned subsidiary of the Company to the Company;

                  (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries not constituting an inactive subsidiary (other than the Merger);

                  (e) adopt any amendments to its Articles of Incorporation or Bylaws or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any subsidiary not constituting an inactive subsidiary of the Company;

                  (f) except in accordance with the Asset Acquisition Agreement among the Company (and certain of its affiliates) and Mountain Union Telecom, LLC dated March 15, 2001 (as in effect on the date hereof, with any modifications, amendments or waivers as Parent may agree in writing), make any material divestiture or acquisition, by means of merger, consolidation or otherwise, or material disposition, of assets or securities;

                  (g) other than as set forth in the Company's 2002 capital and operating budget, incur any indebtedness for borrowed money or guarantee any such indebtedness or make any loans, advances or capital contributions to, or investments in, any other person, other than to the Company or any wholly owned subsidiary of the Company;

                  (h) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing;

                  (i) grant any increases in the compensation of any of its directors, officers or employees, except in the ordinary course of business and in accordance with past practice;

                  (j) pay or agree to pay any pension, retirement allowance or other employee benefit not required or contemplated by any of the existing benefit, severance, termination, pension or employment plans, agreements or arrangements as in effect on the date hereof;

                  (k) except as set forth on Schedule 6.1(k), enter into any new or materially amend any existing employment or severance or termination agreement with any director, officer or employee;

                  (l) except as may be required to comply with applicable law, become obligated under any new pension plan, welfare plan, multiemployer plan, employee benefit plan, severance plan, benefit arrangement, or similar plan or arrangement, which was not in existence on the date hereof, or amend any such plan or arrangement in existence on the date hereof if such amendment would have the effect of materially enhancing any benefits thereunder;

                  (m) make or agree to make any capital expenditures or material commitments;

                  (n) neither the Company nor any executive officer or director of the Company or any Subsidiary nor any shareholder of the Company who may be deemed to be an "affiliate" (as that term is defined for purposes of Rules 145 and 405 promulgated by the SEC under the Securities Act) of Company shall purchase or sell or submit a bid to purchase or an offer to sell directly or indirectly any shares of Parent Common Stock or any options rights or other securities convertible into shares of Parent Common Stock during the Price Determination Period; or

                  (o) take any action or fail to take any action which could reasonably be expected to result in a breach of any representation warranty or covenant hereunder.

         6.2 Conduct of Business of Parent.

                  (a) Parent agrees that during the period from the date of this Agreement to the Effective Time (unless the Company shall otherwise agree in writing and except as otherwise contemplated by this Agreement), Parent will, and will cause each of its Subsidiaries to conduct its operations according to its ordinary and usual course of business consistent with past practice. Without limiting the generality of the foregoing, and except as otherwise permitted in this Agreement, as set forth in Schedule 6.2 or as set forth in Parent's 2001 operating budget as submitted in writing to the Company prior to the date hereof (and, if applicable, Parent's 2002 operating and capital budget), prior to the Effective Time, neither Parent nor any of its Subsidiaries will, without the prior written consent of the Company:

                           (i) (A) enter into an agreement to effect, or
effecting, a Change in Control with respect to Parent, (B) alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or organization of Parent or any Subsidiary, (C) adopt any amendments to its Articles of Incorporation or Bylaws which would alter the terms of the Parent Common Stock, (D) enter into any transaction, or series of transactions, whereby Parent, directly or indirectly, acquires another company (whether through merger, purchase of stock, acquisition of all or substantially all of the assets of another company or otherwise) if the company being acquired would qualify as a Significant Subsidiary; or (E) enter into any agreement relating to a transaction which would require the approval of its shareholders under the PBCL or the listing standards of Nasdaq;

                           (ii) adopt a plan of complete or partial liquidation,
dissolution, restructuring, recapitalization or other reorganization of Parent or of its Subsidiaries (other than with respect to the Merger);

                           (iii) adopt any amendments to its Articles of
Incorporation or otherwise alter its capital structure;

                           (iv) other than in the ordinary course of business
consistent with past practice, incur any indebtedness for borrowed money or guarantee any such indebtedness or make any loans, advances or capital contributions to, or investments in, any other person, other than to Parent or any wholly owned subsidiary of Parent;

                           (v) authorize, recommend, propose or announce an
intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing; or

                           (vi) take any action or fail to take any action which
could reasonably be expected to result in a breach of any representation warranty or covenant hereunder.

                  (b) In addition, during the period from the date of this Agreement until the Effective Time:

                           (i) Parent shall not amend the Co-Bank Commitment
Letter or the VoiceStream Wireless Agreement in any material respect and shall use its best efforts to do or cause to be done all things necessary or appropriate on its part in order to fulfill the conditions precedent set forth in the Co-Bank Commitment Letter and the VoiceStream Wireless Agreement and to consummate the transactions contemplated by the Co-Bank Commitment Letter and the VoiceStream Wireless Agreement;

                           (ii) Parent shall maintain its current dividend
policy; and

                           (iii) Neither Parent nor any Subsidiary, nor any
executive officer or director of Parent or any Subsidiary, nor any shareholder of Parent who may be deemed to be an "affiliate" (as that term is defined for purposes of Rules 145 and 405 promulgated by the SEC under the Securities Act) of Parent shall purchase or sell on Nasdaq, or submit a bid to purchase or an offer to sell on Nasdaq, directly or indirectly, any shares of Parent Common Stock or any options, rights or other securities convertible into shares of Parent Common Stock during the Price Determination Period.

         6.3 No Solicitation of Transactions.

                  (a) The Company agrees that, as of the date of this Agreement, it has, and has caused each officer, director or employee of, or any investment banker, attorney or other advisor or representative of the Company or any subsidiary (the "COMPANY REPRESENTATIVES"), to immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Third Party (as defined below) conducted heretofore with respect to any Competing Transaction (as defined below). The Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any Company Representatives to (i) solicit or initiate, encourage, or facilitate, directly or indirectly, any inquiries relating to, or the submission of, any proposal or offer, whether in writing or otherwise, from any person other than Parent, Newco or any affiliates thereof (a "THIRD PARTY") to acquire beneficial ownership (as defined under Rule 13(d) of the Exchange Act) of all or more than 5% of the assets of the Company and its subsidiaries, taken as a whole, or 5% or more of any class of equity securities of the Company pursuant to a merger, consolidation or other business combination, sale of shares of stock, sale of assets, tender offer, exchange offer or similar transaction or series of related transactions, which is structured to permit such Third Party to acquire beneficial ownership of more than 5% of the assets of the Company and its Subsidiaries, taken as a whole, or 5% or more of any class of equity securities of the Company (a "COMPETING TRANSACTION"); (ii) participate in any discussions or negotiations regarding, or furnish to any person any information or data with respect to or access to the properties of, or take any other action to knowingly facilitate the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction; or waive the provisions of any "standstill" or similar agreement or (iii) enter into any agreement with respect to any Competing Transaction, approve or recommend or resolve to approve or recommend any Competing Transaction or enter into any agreement requiring it to abandon, terminate or fail to consummate the Merger and the other transactions contemplated by this Agreement.

                  Notwithstanding the foregoing sentence, if the Company receives a bona fide, unsolicited, written proposal or offer for a Competing Transaction by a Third Party, which the Board of Directors determines in good faith (after consulting the Board of Directors' independent financial advisor)
(A) will result in terms which are more favorable from a financial point of view to the holders of Company Shares than the Merger and the other transactions contemplated by this Agreement and, after consultation with counsel, determines that failure to take such action may result in a breach of its fiduciary duties under applicable laws; and (B) is reasonably capable of being consummated (provided that the Company, including the Board of Directors, and any of its advisors shall be permitted to contact such Third Party and its advisors solely for the purpose of clarifying the proposal and any material contingencies and the capability of consummation) and (C) is subject to a confidentiality agreement with such Third Party on terms no less favorable to the Company, in all material respects, than the confidentiality agreement with Parent (each if amended or restated a "SUPERIOR COMPETING TRANSACTION"), then the Company may, in response to an unsolicited request therefor and subject to compliance with
Section 6.2(b), furnish information with respect to the Company and its subsidiaries to and participate in discussions and negotiations directly or through its representatives with, such Third Party, provided that the Company shall have delivered to Parent prior written notice that it intends to take such action.

                  The Board of Directors of the Company shall be permitted to withhold, withdraw or modify in a manner adverse to Parent, its recommendation to the holders of the Company Shares, but only if (i) such Third Party submits an unsolicited Competing Transaction that the Board of Directors believes, in its good faith judgment, is reasonably likely to result in a Superior Competing Transaction and after consultation with counsel, determines that failure to take such action may result in a breach of fiduciary duties under applicable law and
(ii) the Company shall have delivered to Parent prior written notice that it intends to take such action, including therein the identity of such Third Party and the terms and conditions of such Superior Competing Transaction. The Company, its officers, directors, advisors, and representatives shall immediately cease all activities, discussions and negotiations, if any, with any person conducted prior to the date hereof. Nothing contained in this Agreement shall prevent the Board of Directors from complying with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act.

                  (b) The Company shall promptly advise Parent orally and in writing of (i) any Competing Transaction or any inquiry with respect to or which could reasonably be expected to lead to any Competing Transaction received by any officer or director of the Company or, to the knowledge of the Company, any financial advisor, attorney or other advisor or representative of the Company;
(ii) the identity of the Third Party submitting such Competing Transactions or making such inquiry, and (iii) the material terms and conditions of such Competing Transaction. The Company will keep Parent reasonably informed on a current basis of the status and details of any such Competing Transaction (including amendments and proposed amendments) proposal or inquiry in a timely manner.

         6.4 Reasonable Efforts. Subject to the terms and conditions herein provided, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts to obtain all necessary or appropriate waivers, consents and approvals, to effect all necessary registrations, filings and submissions (including, but not limited to, (i) the Registration Statement, filings under the HSR Act and any other submissions requested by the PPUC, FCC, Federal Trade Commission or Department of Justice (which Parent and the Company agree to use their best efforts to prepare and file within twenty (20) days of the date this Agreement becomes fully effective pursuant to Section 1.5) and
(ii) such filings, consents, approvals, orders registrations and declarations as may be required under the laws of any foreign country in which the Company or any of its subsidiaries conducts any business or owns any assets) and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible), subject, however, to the requisite votes of the shareholders of any or all of the Company, Newco and Parent.

                  (a) Notwithstanding the foregoing, the Company shall not be obligated to use its reasonable efforts or take any action pursuant to this
Section 6.4 if in the good faith opinion of the Board of Directors in accordance with Section 6.3(a) after consultation with its counsel such actions might be inconsistent with its fiduciary duties to the Company's shareholders under applicable law.

         6.5 Access to Information. Upon reasonable notice, each party shall (and shall cause each of its subsidiaries to) afford to officers, employees, counsel, accountants and other authorized representatives of such party ("REPRESENTATIVES"), in order to evaluate the transactions contemplated by this Agreement, reasonable access, during normal business hours and upon reasonable notice throughout the period prior to the Effective Time, to its properties, books and records and, during such period, shall (and shall cause each of its subsidiaries to) furnish or make available reasonably promptly to such Representatives all information concerning its business, properties and personnel as may reasonably be requested. Each party agrees that it will not, and will cause its Representatives not to, use any information obtained pursuant to this Section 6.5 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. The confidentiality agreements, dated May 15, 2001 and October 24, 2001, respectively (the "CONFIDENTIALITY AGREEMENTS"), by and between the Company and Parent shall apply with respect to information furnished by each party, its subsidiaries and its Representatives to the other hereunder.

         6.6 Publicity. The parties will consult with each other and will mutually agree upon any press releases or public announcements pertaining to the Merger and shall not issue any such press releases or make any such public announcements prior to such consultation and agreement, except as may be required by applicable law or by obligations pursuant to any agreement with any national securities exchange or automated quotation system, in which case the party proposing to issue such press release or make such public announcement shall consult in good faith with the other party before issuing any such press releases or making any such public announcements.

         6.7 Indemnification of Directors and Officers.

                  (a) In the event of any threatened or actual claim, action, suit, demand, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, demand, proceeding or investigation in which any person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director, officer, employee, fiduciary or agent of the Company or any subsidiary of the Company (the "INDEMNIFIED PARTIES") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer, employee, fiduciary or agent of the Company or any subsidiary of the Company, or is or was serving at the request of the Company or any subsidiary of the Company as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise or (ii) the negotiation, execution or performance of this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their commercially reasonable efforts to defend against and respond thereto. It is understood and agreed that the Company shall indemnify and hold harmless, and after the Effective Time, Parent shall cause the Surviving Corporation to, and the Surviving Corporation shall, indemnify and hold harmless, as and to the full extent permitted by applicable Law, each Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys' fees and expenses), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, demand, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, demand, proceeding or investigation (whether asserted or arising before or after the Effective Time), (A) the Company, and after the Effective Time, Parent shall cause the Surviving Corporation to, and the Surviving Corporation shall, promptly pay expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the full extent permitted by law, subject to the provision by such Indemnified Party of an undertaking to reimburse the amounts so advanced in the event of a final non-appealable determination by a court of competent jurisdiction that such Indemnified Party is not entitled to such amounts, (B) the Indemnified Parties may retain one counsel satisfactory to them (except in case of a conflict of interest among two or more Indemnified Parties, in which case more than one counsel may be retained), and the Company, and after the Effective Time, Parent shall cause the Surviving Corporation to, and the Surviving Corporation shall, pay all reasonable fees and expenses of such counsel for the Indemnified Parties within 30 days after statements therefor are received and (C) the Company and the Surviving Corporation will, and Parent will cause the Surviving Corporation to, use their commercially reasonable efforts to assist in the defense of any such matter; provided that neither the Company nor the Surviving Corporation shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld); and provided further, that the Surviving Corporation shall have no obligation hereunder to any Indemnified Party when and if, but only to the extent that, a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim indemnification under this Section 6.7, upon learning of any such claim, action, suit, demand, proceeding or investigation, shall notify the Company and, after the Effective Time, the Surviving Corporation, thereof, provided, that the failure to so notify shall not affect the obligations of the Company and the Surviving Corporation except to the extent such failure to notify materially prejudices such party.

                  (b) Parent and Newco agree that all rights to indemnification existing in favor of, and all exculpations and limitations of the personal liability of, the directors, officers, employees and agents of the Company and the subsidiaries of the Company in the Articles of Incorporation and Bylaws of the Company as in effect as of the date hereof with respect to matters occurring at or prior to the Effective Time, including the Merger, shall continue in full force and effect for a period of not less than six years from the Effective Time; provided, however, that all rights to indemnification in respect of any claims (each, a "CLAIM") asserted or made within such period shall continue until the disposition of such Claim. For a period of six years after the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, cause to be maintained in effect the existing directors' and officers' liability insurance and fiduciary insurance policies with an amount of coverage not less than 100% of the amount of existing coverage, or policies that are no less favorable to the Indemnified Parties, and with an amount of coverage not less than 100% of the amount of existing coverage, than the policies which are currently maintained by the Company, with respect to claims arising from facts or events which occurred at or before the Effective Time, so long as such policies are available for an annual premium which is no more than 200% of the current annual premium for the existing policies; provided, that if such policies are not available for an annual premium of no more than 200% of the current annual premium, then policies in an amount and scope as great as can be obtained for an annual premium of 200% of the current annual premium shall be obtained.

                  (c) This Section 6.7 is intended for the irrevocable benefit of, and to grant third party rights to, the Indemnified Parties and shall be binding on all successors and assigns of Parent, the Company and the Surviving Corporation. Each of the Indemnified Parties shall be entitled to enforce the covenants contained in this Section 6.7.

                  (d) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving entity of such consolidation or merger or (ii) transfers or conveys a majority of its properties and assets to any person or entity, then, and in each such case, proper provision shall be made so that the successors, assigns and transferees of the Surviving Corporation, as the case may be, assume the obligations set forth in this
Section 6.7.

                  (e) To the extent permitted by law, all rights of indemnification for the benefit of any Indemnified Party shall be mandatory rather than permissive.

         6.8 Employees.

                  (a) Following the Effective Time, (i) Parent shall cause the Surviving Corporation and its successors: (A) to satisfy each of the agreements and arrangements (the "EMPLOYMENT OBLIGATIONS") described in subsection (c) below with respect to the employees (the "CONTRACT EMPLOYEES") subject to such agreements and arrangements, (B) use its commercially reasonable efforts to retain each present full-time employee of the Company at such employee's current position with such current responsibilities (or, if offered to, and accepted by, an employee, a position for which the employee is qualified with the Surviving Corporation or Parent at a salary commensurate with the position), (C) pay compensation to each person who was employed as of the Effective Time and who continues to be employed by the Surviving Corporation or Parent on and after the Effective Time, that is at least equal to the aggregate compensation that such person was receiving from the Company prior to the Effective Time (unless there is a material change in the duties and responsibilities of such employee), (ii) in the event that Parent continues or causes the Surviving Corporation to continue to employ officers or employees of the Company as of the Effective Time, the Surviving Corporation or Parent or their successors shall employ such persons on the Effective Time who are not Contract Employees as "at will" employees, (iii) officers and employees of the Company who continue employment with The Surviving Corporation or Parent or their successors after the Effective Time and who are Contract Employees will be employed pursuant to the terms and conditions of their respective Employment Obligations, and (iv) in the event The Surviving Corporation or Parent or their successors do not employ, or terminate the employment (other than as a result of unsatisfactory performance of their respective duties or for cause) of any officers or employees of the Company as of the Effective Time who are not Contract Employees, Parent shall or shall cause The Surviving Corporation or their successors to pay the following severance benefits to such employees: a minimum of 2 weeks' salary, with an additional one week for each year of service, with a maximum of 26 weeks' salary.

                  (b) Following the Effective Time, Parent agrees (i) to provide employee benefit plans, programs, arrangements and policies for the benefit of current retired employees and current retired non-employee directors (each as of the date hereof) of the Company and its subsidiaries that in the aggregate are no less favorable to such retired employees and retired non-employee directors than the Company Plans and (ii) to allow future retired non-employee directors (including any spouse or surviving spouse thereof) to participate in an applicable health and welfare plan, provided that all expenses associated with such participation shall be the sole responsibility of such retired non-employee directors (or, as applicable, a spouse or surviving spouse thereof). For a period of two (2) years following the Effective Time, Parent agrees to provide employee benefit plans, programs, arrangements and policies for the benefit of employees and future retired employees (i.e., employees who retire after the date hereof) of the Company and its subsidiaries that in the aggregate are no less favorable to such employees and future retired employees than the Company Plans. In the case of benefit plans and programs under which benefits are paid or determined by reference to the value of Company Shares, Parent agrees that such benefits shall be paid or determined by reference to the value of shares of common stock of Parent in an equitable manner. All service credited to each employee and retired employee by the Company through the Effective Time shall be recognized by Parent for purposes of eligibility and vesting (but not benefit accruals) under the Parent Benefit Plans. Without limiting the foregoing, Parent shall not treat any Company employee as a "new" employee or retired employee for purposes of any pre-existing condition exclusions, waiting periods, evidence of insurability requirements or similar provision under any health or other welfare plan, and will use commercially reasonable efforts to make appropriate arrangements with its insurance carrier(s), to the extent applicable, to ensure such result.

                  (c) Parent and the Surviving Corporation hereby agree to honor (without modification) and assume the employment agreements, executive termination agreements and individual benefit arrangements listed on Schedule 6.8(c) (except to the extent that such agreements have been waived prior to the Effective Time), all as in effect at the Effective Time.

         6.9 Registration Statement; Joint Proxy Statement.

                  (a) As promptly as practicable after the execution of this Agreement, (i) Parent and the Company shall prepare and file with the SEC a Joint Proxy Statement, and (ii) Parent shall prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the "REGISTRATION STATEMENT") in which the Joint Proxy Statement shall be included as a prospectus in connection with the registration under the Securities Act of the shares of Parent Common Stock to be issued to the shareholders of the Company pursuant to the Merger. Parent and the Company shall each use all commercially reasonable efforts to cause the Registration Statement to become effective as promptly as practicable, and, prior to the effective date of the Registration Statement, Parent shall take all or any action required under any applicable federal or state securities laws in connection with the issuance of shares of Parent Common Stock pursuant to the Merger. In connection with the preparation of the Registration Statement and Joint Proxy Statement, the Company shall furnish all information concerning the Company as Parent may reasonably request, and Parent shall furnish all information concerning Parent as the Company may reasonably request. As promptly as practicable after the Registration Statement shall have become effective, each of Parent and the Company shall mail the Joint Proxy Statement to its respective shareholders.

                  (b) Subject to Section 6.3, the Joint Proxy Statement shall include the unanimous recommendation of the Board of Directors of the Company to the shareholders of the Company in favor of Company Shareholder Approval; notwithstanding anything to the contrary in this Agreement, the Board of Directors of the Company may withhold, withdraw, modify or amend its recommendation if in the good faith opinion of the Board of Directors, arrived at in accordance with the provisions of Section 6.3(a), after consultation with counsel, such recommendation might be inconsistent with its fiduciary duties to the Company's shareholders under applicable law; and any such withholding, withdrawal, modification or amendment shall not constitute a breach of this Agreement.

                  (c) The Joint Proxy Statement shall include the unanimous recommendation of the Board of Directors of Parent to the shareholders of Parent in favor of Parent Shareholder Approval.

                  (d) Except as may be required by law, no amendment or supplement to the Joint Proxy Statement or the Registration Statement will be made by Parent or the Company without the approval of the other party, which will not be unreasonably withheld or delayed. Parent and the Company each will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, any request by the SEC for amendment of the Joint Proxy Statement or the Registration Statement or comments thereon or requests for additional information by the SEC.

                  (e) Parent shall promptly prepare and submit to the Nasdaq a listing application covering the shares of Parent Common Stock issuable in the Merger, and shall use commercially reasonable efforts to obtain, prior to the Effective Time of the Merger, approval for the listing of such Parent Common Stock, subject to official notice of issuance, and the Company shall cooperate with Parent with respect to such listing.

         6.10 Shareholders' Approvals.

                  (a) The Company, acting through its Board of Directors, shall, in accordance with the provisions of this Agreement, the PBCL, any other applicable law and its Articles of Incorporation and Bylaws, promptly and duly call, give notice of, and convene and hold as soon as practicable following the date upon which the Registration Statement becomes effective the meeting of the Company's shareholders (the "COMPANY SHAREHOLDERS MEETING") for the purpose of obtaining the Company Shareholder Approval.

                  (b) Parent, acting through its Board of Directors, shall, in accordance with the provisions of this Agreement, the PBCL, any other applicable law and its Articles of Incorporation and Bylaws, promptly and duly call, give notice of, and convene and hold as soon as practicable following the date upon which the Registration Statement becomes effective the meeting of Parent's shareholders (the "PARENT SHAREHOLDERS MEETING", together with any Company Shareholders Meeting, the "SHAREHOLDERS MEETINGS") for the purpose of obtaining the Parent Shareholder Approval.

                  (c) Parent and the Company shall use commercially reasonable efforts to solicit from their respective shareholders proxies in favor of such approvals, and shall take all other action necessary or advisable to secure the vote or consent of shareholders required by the PBCL or the Nasdaq, as applicable, to obtain such approvals, in accordance with the provisions of this Agreement unless, in the good faith opinion of the Company's Board of Directors, arrived at in accordance with the provisions of Section 6.3(a), after consultation with its counsel, obtaining such approvals might be inconsistent with its fiduciary duties to the Company's shareholders under applicable law.

         6.11 Tax Matters. The parties acknowledge their respective desire to structure the Merger to constitute a reorganization within the meaning of
Section 368(a) of the Code. Parent and the Company will use their reasonable good faith efforts to achieve such tax treatment. If based upon the Reorganization Assumption (as defined below), the fair market value (determined as of the Effective Time) of the Stock Consideration provided in the Merger would be at least 40% of the fair market value of the total consideration received by the holders of the Company Shares pursuant to the Merger, Parent shall (subject to the satisfaction of the conditions to the issuance of the Tax Opinion (defined below) in the immediately following sentence) deliver to the Company an opinion of Morgan, Lewis & Bockius LLP, special counsel to Parent, (or such other tax counsel reasonably agreed to by the parties) in the form attached hereto as Exhibit "E" (the "TAX OPINION") to the effect that, for federal income tax purposes: (i) the Merger will be a reorganization within the meaning of Section 368(a) of the Code; (ii) neither the Company, Parent nor Newco will recognize any gain or loss upon consummation of the Merger; (iii) a Company shareholder will not recognize any gain or loss upon the exchange of Company Shares solely for shares of Parent Stock in the Merger, (iv) a Company shareholder who receives cash and shares of Parent Stock in exchange for Company Shares in the Merger will recognize any gain realized (including any gain treated as a dividend) up to the amount of cash received, but will not recognize any loss, and (v) a Company shareholder who receives cash in lieu of fractional shares of Parent Stock would recognize gain or loss with respect to the receipt of such fractional shares. The issuance of the Tax Opinion shall be conditioned on (i) the reasonable opinion of such tax counsel (or other tax counsel reasonably agreed to by the parties) that the Tax Opinion can be given and (ii) the receipt by such tax counsel of representation letters from each of the Company, Parent, and Newco, in each case, in form and substance reasonably satisfactory to Morgan, Lewis & Bockius LLP. The specific provisions of each such representation letter shall be in form and substance reasonably satisfactory to such tax counsel, and each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect. Each of the Company and Parent covenant and agree to use reasonable best efforts to provide such representation letters in substantially the same form as Exhibit F and G. For purposes of this Agreement the term "REORGANIZATION ASSUMPTION" shall mean the following assumption: the fair market value of Parent Common Stock as of the Effective Time is equal to the closing price of Parent Common Stock on The NASDAQ Stock Market at the end of the trading day immediately preceding the Effective Time of the Merger.

         6.12 Sale of the Company's Wireless Operations. Parent and the Company shall cooperate and use their best efforts to enter into an agreement with an appropriate third party to sell the Company's wireless operations (pursuant to a sale of all or substantially all of the assets of such operations) on terms and conditions acceptable to Parent and the Company, the consummation of such sale being contingent upon the consummation of the Merger.

            ARTICLE VII -- CONDITIONS TO CONSUMMATION OF THE MERGER

         7.1 Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each party to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) There shall not be in effect any statute, rule, regulation, executive order, decree, ruling or injunction or other order of a court or governmental or regulatory agency of competent jurisdiction directing that the transactions contemplated herein not be consummated; provided, however, that prior to invoking this condition each party shall use all commercially reasonable efforts to have any such decree, ruling, injunction or order vacated.

                  (b) All governmental consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and be in effect at the Effective Time, and the waiting periods under the HSR Act shall have expired or been terminated.

                  (c) Company Shareholder Approval shall have been obtained.

                  (d) Parent Shareholder Approval shall have been obtained in accordance with applicable law, the Nasdaq and Parent's Articles of Incorporation.

                  (e) The shares of Parent Common Stock issuable in connection with the Merger shall have been approved for trading on the Nasdaq, subject to official notice of issuance.

                  (f) The Registration Statement shall have become effective under the Securities Act, and all post-effective amendments shall have been declared effective or shall have been withdrawn; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the parties, threatened by the SEC.

                  (g) There shall have been obtained any and all material permits, approvals and consents of securities or "blue sky" authorities of any jurisdiction that are necessary so that the consummation of the Merger and the transactions contemplated thereby will be in compliance with applicable laws, the failure to comply with which would have a Parent Material Adverse Effect.

                  (h) In the absence of a Reverse Merger Circumstance, the Company and Parent shall have received the Tax Opinion.

         7.2 Conditions to the Company's Obligations to Effect the Merger. The obligations of the Company to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

                  (a) The representations and warranties of Parent and Newco contained in this Agreement shall be true and correct (in all material respects, in the case of representations and warranties not already qualified as to materiality by their terms) at and as of the Effective Time as though made on and as of such date (except (i) for changes specifically permitted by this Agreement and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date), and the Company shall have received a certificate of the President or a Vice President of Parent to the foregoing effect.

                  (b) Parent and Newco shall have performed and complied with in all material respects their obligations under this Agreement to be performed or complied with on or prior to the Effective Time, and the Company shall have received a certificate of the President or a Vice President of Parent to the foregoing effect.

                  (c) There shall have been no Parent Material Adverse Effect since the date of this Agreement.

                  (d) Parent shall have increased the number of its Board of Directors to include John R. Bentz as a Class A Director. Such person so appointed shall serve until such time as his successor has been duly elected, qualified, or appointed. Parent's Board of Directors shall nominate Mr. Bentz for reelection in 2002 as a Class A Director, and support his reelection at Parent's 2002 annual meeting of shareholders.

         7.3 Conditions to Parent's and Newco's Obligations to Effect the Merger. The obligations of Parent and Newco to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

                  (a) The representations and warranties of the Company contained in this Agreement shall be true and correct (in all material respects, in the case of representations and warranties not already qualified as to materiality by their terms) at and as of the Effective Time as though made on and as of such date (except (i) for changes specifically permitted by this Agreement and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date), and Parent shall have received a certificate of the President or a Vice President of the Company to the foregoing effect.

                  (b) The Company shall have performed and complied with in all material respects its obligations under this Agreement to be performed or complied with on or prior to the Effective Time, and Parent shall have received a certificate of the President or a Vice President of the Company to the foregoing effect.

                  (c) No Distribution Date (as defined in the Company Rights Agreement) shall have occurred.

                  (d) All of the Company's Preferred Stock shall have been converted into shares of the Company's Common Stock.

                  (e) The Company shall have delivered to Parent agreements in the form of Exhibit C ("COMPANY AFFILIATE AGREEMENTS") executed by each person who could reasonably be deemed to be an "affiliate" of the Company (as that term is used in Rule 145 of the Securities Act).

                  (f) There shall have been no Company Material Adverse Effect since the date of this Agreement.

                 ARTICLE VIII -- TERMINATION; AMENDMENT; WAIVER

         8.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by the mutual written consent of Parent and the Company.

         8.2 Termination by Either Parent or the Company. This Agreement may be terminated and the Merger may be abandoned by Parent or the Company if (i) any court of competent jurisdiction in the United States or some other governmental body or regulatory authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable or (ii) the Company Shareholder Approval shall not have been received at the Company Shareholders Meeting duly called and held, or (iii) the Parent Shareholder Approval shall not have been received at the Parent Shareholder Meeting duly called and held, or (iv) the Effective Time shall not have occurred on or before August 31, 2002, unless otherwise extended in accordance with the terms of this Agreement (the "TERMINATION DATE"); provided, that the right to terminate this Agreement pursuant to this

Section 8.2(iii) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement results in such failure to close.

         8.3 Termination by Parent. This Agreement may be terminated by Parent prior to the Effective Time, if (i) the Company shall have failed to perform in any material respect any of its material obligations under this Agreement to be performed at or prior to such date of termination, which failure is not cured, or is incapable of being cured, within 30 days after the receipt by the Company of written notice of such failure, (ii) any representation or warranty of the Company contained in this Agreement shall not be true and correct as of the Effective Time (in all material respects in the case of representations and warranties not already qualified as to materiality by their terms and except for changes permitted by this Agreement and those representations which address matters only as of a particular date shall remain true and correct as of such date and except, in any case, such failures to be true and correct which are not reasonably likely to have a Company Material Adverse Effect); provided, that such failure is not cured, or is incapable of being cured, within 30 days after the receipt by the Company of written notice of such failure or (iii) the Company breaches the provisions of Section 6.3 or the Board of Directors of the Company withholds, withdraws or materially modifies or amends its recommendation of this Agreement or the Merger.

         8.4 Termination by the Company. This Agreement may be terminated by the Company and the Merger may be abandoned through a resolution adopted by its Board of Directors at any time prior to the Effective Time if (i) Newco or Parent shall have failed in any material respect any of their material obligations under this Agreement to be performed at or prior to such date of termination, which failure to perform is not cured, or is incapable of being cured, within 30 days after the receipt by Parent of written notice of such failure; (ii) any representation or warranty of Newco or Parent contained in this Agreement shall not be true and correct as of the Effective Time (in all material respects, in the case of representations and warranties not already qualified as to materiality by their terms and except for changes permitted by this Agreement and those representations which address matters only as of a particular date shall remain true and correct as of such date and except, in any case, such failures to be true and correct which are not reasonably likely to have a Parent Material Adverse Effect); provided, that such failure to be true and correct is not cured, or is incapable of being cured, within 30 days after receipt by Parent of written notice of such failure; (iii) the volume weighted average of the per share sales price (excluding after-market trading) for Parent Stock, calculated to two decimal places, for any consecutive ten (10) days during which trading in Parent Stock occurs after the date of this Agreement is less than $8.00, provided the Company exercises such termination right within two (2) business days after the end of the applicable ten trading day period; or
(iv) the Board of Directors of the Company withholds, withdraws or materially modifies or changes its recommendation of this Agreement or the Merger if there exists at such time a proposal or offer for a Competing Transaction that constitutes a Superior Competing Transaction; provided, that the Company may not terminate this Agreement pursuant to this Section 8.4 (iv) unless and until (A) ten (10) business days have elapsed following delivery to Parent of written notice of such determination by the Board of Directors and during such ten (10) business day period the Company has given Parent reasonable opportunity to discuss with the Company the Superior Competing Transaction and any proposed amendments to this Agreement; (B) at the of end such ten (10) business day period the Superior Competing Transaction continues to be such (taking into consideration any modifications to the terms hereof proposed by Parent) and the Board of

Directors confirms its determination, after consultation with its counsel and its independent financial advisor, that it is a Superior Competing Transaction, and (C) it shall be a condition to termination pursuant to this Section 8.4(iv) that the Company shall have made the payment to Parent required by Section 8.5(b).

         8.5 Effect of Termination.

                  (a) In the event of the termination and abandonment of this Agreement pursuant to Article VIII, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers or shareholders, other than the provisions of this Section 8.5 and the provisions of Sections 9.1 and 9.2 and the last two sentences of Section 6.3. Nothing contained in this Section 8.5 (except for Section 8.5(c)) shall relieve any party from liability for any willful breach of any covenant or other agreement contained in this Agreement.

                  (b) In the event of termination of this Agreement without consummation of the transactions contemplated hereby:

                           (i) (A) by Parent pursuant to Section 8.3(iii) or (B)
by the Company pursuant to Section 8.4(iv), then the Company shall make payment to Parent by wire transfer of immediately available funds of a fee in the amount equal to $10,000,000 (the "TERMINATION FEE"), such amount to constitute liquidated (and exclusive) damages, in the case of clause (i) (A) above, within two business days following such termination, or, in the case of clause (i)(B) above, concurrently with such termination;

                           (ii) by either Parent or the Company pursuant to
Section 8.2(ii) if prior to such termination the Company receives a proposal or offer for a Superior Competing Transaction, then the Company shall make payment to Parent by wire transfer of immediately available funds in an amount equal to Parent's documented expenses incurred in connection with the transactions contemplated by this Agreement ("PARENT'S EXPENSES") within five business days following receipt of such documentation; and further, if, within nine months after the termination of this Agreement pursuant to this Section 8.5(b)(iii) the Company enters into a definitive agreement in respect of, or approves or recommends any Competing Transaction or agrees or resolves to do the foregoing, then the Company shall make payment to Parent by wire transfer of immediately available funds in an amount equal to the Termination Fee less Parent's Expenses not later than the earliest of the date of such definitive agreement, approval, recommendation, agreement or resolution; or

                           (iii) by the Company pursuant to Section 8.4 (iii),
then the Company shall make payment to Parent by wire transfer of immediately available funds in an amount equal to Parent's Expenses within five (5) business days following receipt of appropriate documentation.

                  (c) Notwithstanding anything herein to the contrary, in the event of any termination of this Agreement by the Company solely under clause
(i) or (ii) of Section 8.4 (at a time when there is no other basis for any party to terminate), then Parent shall pay the Company

$10,000,000 within two business days following such termination, by wire transfer of immediately available funds, such amount to constitute liquidated (and exclusive) damages for the breach or breaches giving rise to such termination.

         8.6 Extension; Waiver. At any time prior to the Effective Time, each of Parent, Newco and the Company may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of either party hereto to any such extension or waiver shall be valid only if set forth in any instrument in writing signed on behalf of such party. The failure of either party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                    ARTICLE IX -- MISCELLANEOUS AND GENERAL

         9.1 Payment of Expenses. Whether or not the Merger shall be consummated, each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby, provided that the Surviving Corporation shall pay, with funds of the Company and not with funds provided by any of Parent Companies, any and all property or transfer taxes imposed on the Surviving Corporation.

         9.2 Survival of Representations and Warranties; Survival of Confidentiality. The representations and warranties made herein shall not survive beyond the earlier of (i) termination of this Agreement or (ii) the Effective Time. This Section 9.2 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time. The Confidentiality Agreements shall survive any termination of this Agreement, and the provisions of such Confidentiality Agreements shall apply to all information and material delivered by any party hereunder.

         9.3 Modification or Amendment. Subject to the applicable provisions of the PBCL, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties; provided, however, that after approval of this Agreement by the shareholders of the Company, no amendment shall be made which changes the consideration payable in the Merger or adversely affects the rights of the Company's shareholders hereunder without the approval of such shareholders.

         9.4 Waiver of Conditions. The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

         9.5 Counterparts. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

         9.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the principles of conflicts of law thereof.

         9.7 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other parties shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile transmission (with a confirming copy sent by overnight courier), as follows:

                  (a) If to the Company, to

                      Conestoga Enterprises, Inc.
                      202 East First Street
                      Birdsboro, PA 19508
                      Attention: Albert H. Kramer, President
                      (610) 582-5604 (telephone)
                      (610) 582-6338 (telecopier)

                      with copies to:

                      Barley, Snyder, Senft & Cohen, LLC
                      501 Washington Street
                      Reading, PA 19603
                      Attention: John S. Hibschman, Esquire
                      (610) 376-6651 (telephone)
                      (610) 376-5243 (telecopier)

                      and

                      Barley, Snyder, Senft & Cohen, LLC
                      126 East King Street
                      Lancaster, PA 17602
                      Attention: Paul G. Mattaini, Esquire
                      (717) 299-1519 (telephone)
                      (717) 291-4660 (telecopier)

                  (b) If to Parent or Newco, to

                      Attention: Anne B. Sweigart, Chairman & President D&E Communications, Inc.
                      124 East Main Street
                      P.O. Box 458
                      Ephrata, PA  17522
                      (717) 733-4101 (telephone)
                      (717) 733-7461 (telecopier)

                      with copies to:

                      Attention: G. William Ruhl, Chief Executive Officer D&E Communications, Inc.
                      124 East Main Street
                      P.O. Box 458
                      Ephrata, PA  17522
                      (717) 733-4101 (telephone)
                      (717) 733-7461 (telecopier)

                      and

                      Attention: Timothy Maxwell, Esquire
                      Morgan, Lewis & Bockius LLP
                      1701 Market Street
                      Philadelphia, PA  19103
                      (215) 963-5000 (telephone)
                      (215) 963-5299 (telecopier)

or to such other persons or addresses as may be designated in writing by the party to receive such notice.

         9.8 Entire Agreement; Assignment. This Agreement (including the documents and the instruments referred to herein) and the Confidentiality Agreements (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof, and (b) shall not be assigned by operation of law or otherwise.

         9.9 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns. Nothing in this Agreement, express or implied, other than the right to receive the consideration payable in the Merger pursuant to Article III hereof following the Effective Time, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement; provided, however, that the provisions of Section 6.6 shall inure to the benefit of and be enforceable by the Indemnified Parties.

         9.10 Certain Definitions.

                  (a) As used herein:

                           (i) "COMPANY MATERIAL ADVERSE EFFECT" shall mean any
adverse change in the financial condition, business, assets or results of operations of the Company or any of its subsidiaries which is material to the Company or any of its Significant Subsidiaries, taken as a whole, excluding any changes or effects (i) resulting from general changes in economic, market, regulatory or political conditions or changes in conditions generally applicable to the industries in which the Company and its subsidiaries are involved, (ii) resulting from the execution of this Agreement or the transactions contemplated hereby, or (iii) identified in the Company's 2000 or 2001 operating and capital budget, as amended, and other forecasted financial information, in each case in the form furnished to Parent in writing prior to the date hereof.

                           (ii) "PARENT MATERIAL ADVERSE EFFECT" shall mean any
adverse change in the financial condition, business, assets or results of operations of Parent or any of its Significant Subsidiaries which is material to Parent and its subsidiaries, taken as a whole, excluding any changes or effects
(i) resulting from general changes in economic, market, regulatory or political conditions or changes in conditions generally applicable to the industries in which Parent and its subsidiaries are involved, (ii) resulting from the execution of this Agreement or the transactions contemplated hereby, or (iii) identified in Parent's 2000 or 2001 operating and capital budget, as amended, and other forecasted financial information, in each case in the form furnished to the Company in writing prior to the date hereof.

                           (iii) "SIGNIFICANT SUBSIDIARY" shall have the meaning
ascribed to it under Rule 1-02 of Regulation S-X of the SEC.

                           (iv) "SUBSIDIARY" shall mean, when used with
reference to any entity, any corporation a majority of the outstanding voting securities of which are owned directly or indirectly by such former entity.

                  (b) The following capitalized terms defined elsewhere in this Agreement are defined in the sections indicated below.

            Term                                      Section
            Agreement ..........................Introduction
            Board of Directors .....................Recitals
            Cash Consideration...........................3.1
            Cash Election................................3.2
            Cash/Stock Election..........................3.2
            Ceiling Market Price.........................3.1
            Certificates.................................3.1
            Claim........................................6.7
            Closing......................................1.4
            Closing Market Price.........................3.1
            Co-Bank Commitment Letter...............Recitals
            Code....................................Recitals
            Company.............................Introduction
            Company Affiliate Agreements.................7.3
            Company Affiliates..........................4.23
            Company Beneficiary.........................4.10
            Company Benefit Plans.......................4.10
            Company Common Stock.........................4.2
            Company ERISA Affiliate.....................4.10
            Company ESPP.................................4.2
            Company Material Adverse Effect.............9.10
            Company Material Contracts..................4.21
            Company Option..............................3.10

            Company Option Plan.........................3.10
            Company Preferred Stock......................4.2
            Company Representatives......................6.3
            Company Right................................3.1
            Company Rights Agreement.....................3.1
            Company SEC Reports..........................4.5
            Company Shareholder Approval.................4.4
            Company Shareholders Meeting................6.10
            Company Shares...............................3.1
            Competing Transaction........................6.3
            Confidentiality Agreements...................6.5
            Contract Employees...........................6.8
            Contracts...................................4.21
            Conversion Ratio.............................3.1
            Distribution Date...........................4.14
            DOL.........................................4.10
            Effective Time...............................1.2
            Election.....................................3.2
            Election Deadline............................3.2
            Employment Obligations.......................6.8
            Environmental Laws..........................4.11
            ERISA.......................................4.10
            Exchange Act................................3.11
            Exchange Agent...............................3.2
            FCC..........................................4.4
            FCC Rules....................................4.4
            Floor Market Price...........................3.1
            Fixed Price Parent Stock Range...............3.1
            Form of Election.............................3.2
            Governmental Authority......................4.11
            HSR Act......................................4.4
            Indemnified Parties..........................6.7
            IRS.........................................4.10
            Laws........................................4.13
            Letter of Transmittal........................3.7
            Licenses....................................4.24
            Liens.......................................4.26
            Maximum Cash Percentage......................3.3
            Merger.......................................1.1
            Merger Consideration.........................3.1
            Nasdaq.......................................3.1
            Newco...............................Introduction
            Newco Common Stock...........................3.4
            Non-Electing Company Share...................3.3
            NTELOS..................................Recitals
            NTELOS Break-Up Fee..........................1.5

            NTELOS Merger Agreement.................Recitals
            Order.......................................4.13
            Outstanding Shares...........................3.1
            Parent..............................Introduction
            Parent Affiliates...........................5.19
            Parent Beneficiary..........................5.10
            Parent Benefit Plans........................5.10
            Parent Common Stock..........................5.2
            Parent Companies.............................3.1
            Parent ERISA Affiliate......................5.10
            Parent Material Adverse Effect..............9.10
            Parent Options..............................3.10
            Parent SEC Reports...........................5.5
            Parent's Expenses............................8.5
            Parent Shareholder Approval..................5.4
            Parent Shareholders Meeting.................6.10
            Parent Stock.................................3.1
            Parent Stock Consideration...................3.1
            Parent Stock Consideration Cap...............3.1
            PBCL....................................Recitals
            PCBs........................................4.11
            Permits.....................................4.11
            PPUC.........................................4.4
            PPUC Rules...................................4.4
            Price Determination Period...................3.1
            Registration Statement.......................6.9
            Regulated Materials.........................4.11
            Release.....................................4.11
            Reorganization Assumption...................6.11
            Representatives..............................6.5
            Required Cash Consideration/Parent
              Stock Consideration Percentages............3.3(a)
            Reverse Merger Circumstance..................1.1
            SEC.....................................Recitals
            Securities Act..............................4.25
            Shareholders Meeting........................6.10
            Stock Election...............................3.2
            Subsidiary..................................9.10
            Significant Subsidiary......................9.10
            Superior Competing Transaction...............6.3
            Surviving Corporation........................1.1
            Tax Opinion.................................6.11
            Tax Return...................................4.9
            Tax, Taxes...................................4.9
            Termination Date.............................8.2
            Termination Fee..............................8.5

            Third Party..................................6.3
            Treasury Shares..............................3.1
            Unadjusted Cash Election Amount...........3.3(f)
            Unadjusted Stock Election Number..........3.3(d)
            VoiceStream.............................Recitals
            VoiceStream Wireless Agreement..........Recitals
            Voting Agreements.......................Recitals
            Wireless 8-K............................Recitals

         9.11 Obligation of Parent. Whenever this Agreement requires Newco to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause Newco to take such action and a guarantee of the performance thereof.

         9.12 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

         9.13 Captions. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.


                                          CONESTOGA ENTERPRISES, INC.

                                          By:
                                              --------------------------------
                                          Name: Albert H. Kramer
                                          Title: President

                                          and


                                          By:
                                              --------------------------------
                                          Name: John R. Bentz
                                          Title: Chairman



                                          D&E COMMUNICATIONS, INC.

                                          By:
                                              --------------------------------
                                          Name: Anne B. Sweigart
                                          Title: Chairman & President




                                          D&E ACQUISITION CORP.

                                          By:
                                              --------------------------------
                                          Name: G. William Ruhl
                                          Title: President